UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

ANI PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
(218) 634-3500
April 11, 2023
Dear Fellow Stockholders:
It has been a transformational year for ANI. During 2022, we reached two major inflection points in our company’s growth trajectory. First, in our Rare Disease business unit, we successfully launched our foundational product, Purified Cortrophin® Gel (Repository Corticotrophin Injection USP) 80 U/ml (PCG), giving healthcare professionals a much-needed alternative adrenocorticotropic hormone (ACTH) treatment option. Within our Generics, Established Brands and Other business, we fully integrated our acquisition of Novitium Pharma to create a best-in-class generic R&D organization and consolidated our manufacturing network to capture operational synergies. As a whole, ANI delivered $55.9 million in adjusted Non-GAAP EBITDA and $316.4 million in revenues, representing a 46% year-over-year increase and surpassing $300 million in revenues for the first time in company history.
While we’re proud of these impressive achievements, we believe that our most significant opportunities to continue serving patients in need and drive growth and profitability lie ahead. For 2023 and beyond, we are focused on two strategic imperatives. First, we will continue to scale our Rare Disease business, building on the strong platform we have created for PCG. From June 2022 to January 2023, for the first time in several years, we saw year-over-year growth in the ACTH category, based on IQVIA data. Prior to the PCG launch in January 2022, many prescribers had slowed or discontinued use of the ACTH class but have since restarted, we believe thanks in part to our outreach, and we’ve seen consistent growth in the number of unique as well as repeat prescribers.
To expand market access for PCG, we are actively engaging with Pharmacy Benefit Managers (PBMs) and commercial, Medicaid, and Medicare payers. We have also strengthened our patient services and reimbursement teams to reduce time from enrollment to fulfillment and have undertaken several initiatives to increase the effectiveness of our highly experienced sales force. In 2023, we will augment these efforts with enhanced data to improve prescriber targeting and slightly expand our sales force to reach patients in need in the area of pulmonology.
ANI has built a Rare Disease platform that encompasses medical affairs, patient support, market access, and specialty pharmacy distribution. With this infrastructure in place and a strong foundation set by the success of PCG, we are actively exploring opportunities to scale our Rare Disease business through acquisitions or partnerships.
Our second strategic imperative is to drive growth in our generics business through superior new product launch execution, cost efficiency, and supply reliability. In 2022, sales of our generic pharmaceutical products grew 46.4% year-over-year, and we launched several limited-competition new generics. Over 20 million prescriptions were filled using ANI medicines. We retained a top 10 ranking in abbreviated new drug (ANDA) approvals, a second-place ranking for Competitive Generic Therapy approvals, and filed 12 ANDAs during the year. We expect to continue investing in generics R&D to support our growth aspirations through new product launches. In addition, we have improved our cost-competitiveness by consolidating our manufacturing network. We expect the resulting operational efficiencies to improve GAAP profitability and cash flow by $7 to $8 million on an annualized basis.
Over time, ANI has built a strong reputation as a reliable supplier. We enhanced this reputation by maintaining healthy inventory levels, both for materials and finished goods. In addition, we have maintained strong Good Manufacturing Practices (GMP) across our U.S. based manufacturing facilities. Most recently, during the fourth quarter of 2022, the FDA conducted a routine GMP audit at our facility in Baudette, Minnesota. We have already received a favorable Establishment Inspection Report, or EIR, classifying that our Baudette facility is Voluntary Action Indicated (VAI).
While we are proud of the milestones we achieved in 2022 to position ANI to deliver long-term, sustainable growth, we are laser focused on achieving our key strategic initiatives in 2023 and beyond. We look to scale and leverage our Rare Disease platform and maintain the execution, efficiency, and reliability standards we’ve set in generics, all while keeping the patient at the center of everything we do. The ANI team and I remain deeply committed to providing high-quality medicines to patients in need, while broadening our relationships with the investment community and driving shareholder returns.
Thank you for your ongoing support.
Sincerely,
Nikhil Lalwani
Chief Executive Officer
The Board of Directors unanimously recommends that our stockholders vote “FOR” all of the proposals presented in the proxy statement.
Your vote is very important. Even if you plan to attend the Annual Meeting, if you are a stockholder of record of Common Stock, Series A Preferred Stock or Class C Special Stock, please submit your proxy by Internet, mail or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting, or you may submit your proxy at the Annual Meeting. If you hold your shares of Common Stock, Series A Preferred Stock or Class C Special Stock in “street name” through a bank, broker or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker or other nominee, which include instructions for voting by Internet or telephone.
Forward-Looking Statements
In this communication we have made certain forward-looking statements within the meaning of the federal securities laws. These statements are based on management’s estimates and assumptions and are subject to risks and uncertainties. Such statements include, but are not limited to, statements about the Company’s corporate strategy, growth strategy, future plans, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.

ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
(218) 634-3500
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, May 23, 2023, 9:00 A.M. (Eastern Time)
Virtual Meeting Only — No Physical Meeting Location
TIME AND DATE	9:00 A.M. Eastern Time on Tuesday, May 23, 2023, virtual
PLACE	www.virtualshareholdermeeting.com/ANIP2023
AGENDA
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Elect the nine director nominees named in the Proxy Statement

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Ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2023

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Advisory vote to approve the compensation of the Company’s named executive officers

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Approve an amendment to the Amended and Restated 2022 Stock Incentive Plan

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Transact such other business as may properly come before the annual meeting (including adjournments and postponements)

RECORD DATE	April 4, 2023
The Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held as a virtual-only meeting on Tuesday, May 23, 2023 at 9:00 A.M. Eastern Time. We have adopted a virtual format for the Annual Meeting to provide a safe, consistent and convenient experience to all shareholders regardless of location. You will be able to attend the meeting, submit your questions and comments during the meeting, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/ANIP2023.
The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log into the virtual Annual Meeting are provided in the accompanying Proxy Statement.
Only holders of the Company’s Series A Convertible Preferred Stock, Common Stock and Class C Special Stock of record as of April 4, 2023 are entitled to notice of and to vote at the Annual Meeting.
Your vote is very important. Regardless of whether you plan to attend the virtual Annual Meeting, please promptly vote your shares. You may vote your shares over the Internet or via a toll-free telephone number. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning your proxy in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section titled “Voting Methods” on page 4 of the Proxy Statement.
It remains very important that your shares are represented and voted at the Annual Meeting. We therefore strongly encourage you to vote in advance of the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2023.
THE NOTICE OF THE 2023 ANNUAL MEETING, THE 2022 PROXY STATEMENT AND THE 2022 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.
By Order of the Board of Directors,
Meredith W. Cook
Senior Vice President, General Counsel and Corporate Secretary
Baudette, Minnesota
April 11, 2023

i

ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
(218) 634-3500

PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 A.M. Eastern Time
on Tuesday, May 23, 2023

Our Board of Directors (the “Board”) solicits your proxy for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment of the Annual Meeting for the matters set forth in “Notice of 2023 Annual Meeting of Stockholders.” The Annual Meeting will be held virtually on Tuesday, May 23, 2023 at 9:00 A.M. Eastern Time at www.virtualshareholdermeeting.com/ANIP2023. This Proxy Statement is being made available to holders of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”),the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) and the Company’s Class C Special Stock, $0.0001 par value per share (the “Class C Special Stock” and the holders of the Series A Preferred Stock, the Common Stock and the Class C Special Stock together, the “Stockholders”) beginning on April 11, 2023.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Record Date	April 4, 2023
Quorum Requirement	Holders of at least one-third of the outstanding shares of the Company’s capital stock issued and outstanding and entitled to vote on the record date must be present at the Annual Meeting or represented by proxy. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
Voting Shares Outstanding on the Record Date	25,000 shares of Series A Preferred Stock, 17,916,935 shares of Common Stock and 10,864 shares of Class C Special Stock outstanding as of April 4, 2023. The 25,000 shares of Series A Preferred Stock outstanding as of April 4, 2023 are entitled to cast an aggregate of 610,413 votes. The 17,916,935 shares of Common Stock and 10,864 shares of Class C Special Stock outstanding as of April 4, 2023 are entitled to cast an aggregate of 17,927,799 votes, which is one vote per share.
Voting by Proxy Voting at the Meeting	Internet, telephone, or mail: We encourage Stockholders to vote in advance of the Annual Meeting, even if they plan to access the Annual Meeting virtually. In order to vote in advance, proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Time on May 22, 2023. Stockholders can vote during the Annual Meeting, using the Internet. Beneficial holders who wish to vote during the Annual Meeting must obtain a valid legal proxy and control number from their broker, bank, or other nominee prior to the date of the Annual Meeting giving them the right to vote the shares. Voting by a Stockholder during the Annual Meeting will replace any previous votes.

Changing Your Vote	If you have given your proxy and later wish to revoke it, you may do so at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Secretary at 210 Main Street West, Baudette, MN 56623 or (b) casting a later vote via the Internet or telephone, or (c) attending the Annual Meeting and voting online. Attendance online at the Annual Meeting will not revoke a proxy unless the Stockholder actually votes online during the virtual meeting. Your latest Internet or telephone proxy is the one that will be counted. If you hold shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm.
Votes Required to Adopt Proposals
Proposal	Vote Required	Voting Choices	Broker Discretionary Voting Allowed
Election of the director nominees named in the Proxy Statement	The number of votes cast by Stockholders present at the Annual Meeting in person (virtually) or by proxy and voting “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee.	“FOR”, “AGAINST”, or “ABSTAIN”	No
Ratification the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2023	The vote of the holders of a majority of the stock represented and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	Yes
Advisory vote to approve the compensation of the Company’s named executive officers	The vote of the holders of a majority of the stock represented and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	No
Approval of the amendment to the Amended and Restated 2022 Stock Incentive Plan	The vote of the holders of a majority of the stock represented and entitled to vote on such proposal.	“FOR”, “AGAINST”, or “ABSTAIN”	No
Each holder of Common Stock and Class C Special Stock represented at the Annual Meeting will be entitled to cast one vote for each share of Common Stock and Class C Special Stock, as applicable, entitled to vote and held by such holder as of the Record Date. Each holder of Series A Preferred Stock will be entitled to a number of votes equal to the largest number of whole shares of common stock into which all shares of Series A Preferred Stock held of record by such holder could then be converted as of the Record Date. Stockholders do not have cumulative voting rights. The Series A Preferred Stock, the Common Stock and the Class C Special Stock vote together as a single class.
Effect of Abstentions and Broker Non-Votes	Shares voting “abstain” and broker non-votes votes (shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients) have no effect on the election of directors. The proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2023 is considered a “routine” matter under applicable SEC and stock exchange rules, and accordingly, broker non-votes are not applicable to such proposal and abstentions will have the same effect as a vote “AGAINST” such proposal. For all other proposals, abstentions will have the same effect as vote “AGAINST” such proposal and broker non-votes have no effect. If you are a beneficial holder and do not provide specific voting instructions to your broker or custodian of your shares, your broker or custodian will not be authorized to vote on any of the matters other than the ratification of the appointment of EisnerAmper LLP. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.
Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you are a Stockholder of record and you submit proxy voting instructions but do not direct how to vote on each proposal, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their judgment. Our bylaws set forth requirements for advance notice of nominations and agenda items for the Annual Meeting, and we have not received timely notice of any such matters that may be properly presented for voting at the Annual Meeting, other than the items from the Board described in this Proxy Statement.
Proxy Solicitation Costs	The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice of 2023 Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by the Company. Our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Voting Results	We expect to announce preliminary results at the Annual Meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on Form 8-K.
Access and Log-in Instructions for Virtual Annual Meeting
The platform for the virtual Annual Meeting includes functionality that affords validated Stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log into the virtual Annual Meeting are provided below, and once admitted, Stockholders may submit questions and vote their shares by following the instructions that will be available on the Annual Meeting website.
To be admitted to the Annual Meeting, go to www.virtualshareholdermeeting.com/ANIP2023 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Online access to the Annual Meeting will open at 8:45 a.m. Eastern Time to allow time for you to log-in prior to the start of the live audio webcast of the Annual Meeting at 9:00 a.m. Eastern Time.
If you are unable to locate your proxy materials containing your 16-digit control number and cannot log-in as a validated Stockholder, you may opt to participate in the Annual Meeting as a “guest,” in which case you will be able to hear the audio webcast but will not be able to utilize the question, voting, or other functions noted above.
How Beneficial Owners May Participate in the Virtual Annual Meeting
If your shares are registered in the name of your bank, broker, or other nominee, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner, to vote or ask questions at the virtual Annual Meeting, you must first obtain a valid legal proxy from your bank, broker, or other nominee. Follow the instructions from your bank, broker, or other nominee included with the proxy materials that you are provided, or contact your bank, broker, or other nominee to request a legal proxy form.
Voting Methods
BEFORE the Annual Meeting:
Vote by Internet:   Go to www.proxyvote.com until 11:59 p.m. Eastern Time on May 22, 2023.
Vote by Phone:   Call toll-free 1-800-690-6903 until 11:59 p.m. Eastern Time on May 22, 2023.
Vote by Mail:   Complete, sign, and date the proxy card/voting instruction card and return it in the postage-paid envelope that is enclosed with your proxy materials.
DURING the Annual Meeting:
Vote by Internet:   Go to www.virtualshareholdermeeting.com/ANIP2023 and vote during the Annual Meeting by entering the 16-digit control number included in your proxy materials and following the instructions on the Annual Meeting website.
INTERNET AVAILABILITY OF PROXY MATERIALS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2023:
THE NOTICE OF THE 2023 ANNUAL MEETING, THE PROXY STATEMENT, AND THE 2022 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.
QUESTIONS
For questions regarding	Contact via mail or email:
Annual meeting	ANI Pharmaceuticals, Inc. 210 Main Street West Baudette, Minnesota 56623 Attn: Investor Relations Email: IR@anipharmaceuticals.com

PROPOSAL 1: ELECTION OF DIRECTORS
Board Composition; Selection of Nominees
The Company’s bylaws provide that our Board of Directors (the “Board”) may determine the number of directors from time to time. Our Board is currently composed of nine members.
The Company’s Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board for determination any specific minimum qualifications that must be met, any specific qualities or skills that are necessary for one or more of our Board members to possess, and the desired qualifications, expertise and characteristics of our Board members. All directors are encouraged to submit to the Company’s Nominating and Corporate Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate’s qualifications. The Nominating and Corporate Governance Committee also considers candidates recommended by the Company’s Stockholders for election to the Board. The Nominating and Corporate Governance Committee will screen and submit to the full Board the names and biographical information of those persons considered by the Nominating and Corporate Governance Committee to be viable candidates for election as directors.
The Nominating and Corporate Governance Committee is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board, and believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board. In furtherance of this commitment, when considering candidates to fill an open seat on the Board, the Nominating and Corporate Governance Committee will require that the list of candidates to be considered by the Committee for nomination to the Board include candidates with diversity of race, ethnicity, and gender. Any third-party consultant asked to furnish an initial list of candidates will be required to include such diverse candidates.
There are no term limits and no fixed retirement age for directors. The Board does not believe that a fixed retirement age, or term limits, for directors are appropriate. While mandatory retirement and term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who over time have developed increasing insight into the Company and its operations and therefore provide an increasing contribution to the Board as a whole.
Under the merger agreement relating to our acquisition of Novitium Pharma LLC (“Novitium”), certain principal members of Novitium have the right to nominate an “eligible person” to serve on the Board so long as certain ownership thresholds set forth in the merger agreement are satisfied (the “Novitium Nomination Right”). Mr. Muthusamy Shanmugam was nominated pursuant to this provision and was appointed to the Board effective upon the closing of the Novitium acquisition on November 19, 2021 and was re-elected to the Board at the Company’s 2022 Annual Meeting of Stockholders.
When seeking new director candidates, the Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by Board members, members of our management, and our Stockholders, and the Committee does not evaluate candidates differently based upon the source of the nominee. The Company did not receive any director nominations from Stockholders in accordance with procedures set forth in its bylaws. Director nominations presented by Stockholders at the Annual Meeting will not be considered.
The Nominating and Corporate Governance Committee recommended to the Board the following nine incumbent directors of the Board as nominees for election to the Board at the Annual Meeting to serve, if elected, until the 2024 annual meeting and until their successors are duly qualified and elected or until their earlier death, resignation, disqualification or removal. Set forth below are the names and ages of these nominees, the years they became directors, their principal occupations or employment for at least the past five years and the names of other public companies for which they serve as a director or have served as a director during the past five years. Also set forth are the specific experiences, qualifications, or skills that led our Nominating and Corporate Governance Committee to conclude that each person should serve as a director.

Information Regarding Director Nominees
Robert E. Brown, Jr., 72, has served as a director of the Company since June 2013 and served as Chairman of the Board from June 2013 to June 2020. Mr. Brown has been active in the venture capital and private equity business for over 30 years and since 2000 has served as President, and is the sole stockholder and director, of MVP Management Company, an investment company, and co-founded Meridian Venture Partners, II. L.P., a venture capital and private equity firm in 2000 and its predecessor fund, Meridian Venture Partners, in 1987. Prior to 1987, Mr. Brown was a principal in a merchant banking firm active in both private equity and investment banking. Mr. Brown began his professional career as a certified public accountant with Arthur Andersen & Co. Subsequently, he worked for a subsidiary of The Penn Central Corporation as a financial analyst, and after graduating from law school, practiced corporate tax law at the firm of Morgan, Lewis & Bockius in Philadelphia. Mr. Brown has served on the board of directors of numerous privately-held and public companies, including several healthcare related companies such as Implex Corporation, Dorland Data Networks, Omega Health Systems, Air Medical Group Holdings, Comprehensive Addiction Programs, Inc., and York Risk Services Group, Inc. Mr. Brown holds an A.B. degree from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania, and a J.D. from the Law School of the University of Pennsylvania.
Mr. Brown is qualified to serve on our Board because of his significant experience as a director of a number of companies in the healthcare sector.
Mr. Brown is the current Chair of the Board’s Compensation Committee and is a member of the Board’s Nominating and Corporate Governance Committee.
Thomas Haughey, 59, has served as a director since May 2018. Mr. Haughey held the role of General Counsel and Secretary at Par Pharmaceutical Companies, Inc. (“Par”) from 2003 through 2016. In addition to his role as General Counsel, he has held various additional executive roles at Par including President from 2011 to 2012 and, most recently, Chief Administrative Officer from 2012 to 2016. Prior to that, Mr. Haughey held positions at Schering-Plough Corporation, where he was Chief Counsel from 1998 to 2001 and Legal Director from 2001 to 2003. Previously, Mr. Haughey was an attorney at Cadwalader Wickersham & Taft and a certified public accountant at Arthur Anderson & Co. Since 2016, Mr. Haughey has been an adjunct professor at Passaic Community College. Mr. Haughey earned a B.S. in accounting at St. John’s University and a J.D. at the New York University School of Law.
Mr. Haughey is qualified to serve on our Board because of his experience in the pharmaceutical industry, as well as his legal, financial and accounting expertise.
Mr. Haughey is the current Chair of the Board’s Audit and Finance Committee and qualifies as an audit committee financial expert. He is also a member of the Board’s Nominating and Corporate Governance Committee.
Nikhil Lalwani, 45, has served as ANI’s President and Chief Executive Officer and as a member of ANI’s board since September 2020. Prior to joining ANI in September 2020, Mr. Lalwani was Chief Executive Officer of the India RX Business at Cipla Ltd. (NSE: CIPLA), a global pharmaceutical company, from April 2020 to August 2020, Chief Executive Officer of Cipla USA from April 2017 to April 2020, Chief Executive Officer of InvaGen, a subsidiary of Cipla Ltd., from April 2016 to April 2020, as well as other leadership roles at Cipla, including Head of US Strategy, M&A and Integration, and Head of Cipla’s Global Respiratory business. In these roles, Mr. Lalwani developed and executed multi-year strategic growth plans for key products and facilitated successful acquisitions as Cipla entered the specialty pharmaceutical space. Prior to Cipla, Mr. Lalwani was an Associate Partner with McKinsey & Company serving pharmaceutical and healthcare companies across the world, and an engineer with Medtronic. Mr. Lalwani holds a B.S. in Electrical Engineering from Georgia Institute of Technology and an M.B.A. from the Wharton School at the University of Pennsylvania.
Mr. Lalwani is qualified to serve on our Board based on his extensive experience as an executive in the pharmaceutical industry and his position as President and Chief Executive Officer of ANI. As a member of the executive team of the Company, Mr. Lalwani serves a vital function in the link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspective on the business.

David B. Nash, M.D., 67, has served as a director since May 2018. Dr. Nash is the founding dean emeritus of and the Grandon Professor of Health Policy at the Jefferson College of Population Health, located on the campus of Thomas Jefferson University in Philadelphia, Pennsylvania, having taken that position in 2008. Previously, Dr. Nash was the Chairman of the Department of Health Policy of the Jefferson Medical College from 2003 until 2008. From January 2010 to April 2019, Dr. Nash served on the board of directors of Humana Inc., a health insurance company. Dr. Nash currently serves on the following privately held boards: InfoMC, Best Value Care and Fox Rehabilitation. Dr. Nash is internationally recognized for his work in outcomes management, medical staff development and quality-of-care improvement; his publications have appeared in many articles in major journals. Dr. Nash received his B.A. in economics (Phi Beta Kappa) from Vassar College; his M.D. from the University of Rochester School of Medicine and Dentistry and his M.B.A. in Health Administration (with honors) from the Wharton School at the University of Pennsylvania.
Dr. Nash is qualified to serve on our Board based on his significant prior experience as an independent director and his significant experience in both the life science industry and in academia that enhance the Board’s perspective on the pharmaceutical industry.
Dr. Nash is the current Chair of the Board’s Nominating and Corporate Governance Committee and is a member of the Board’s Audit and Finance Committee.
Antonio R. Pera, 65, has served as a director since August 2020. Mr. Pera served as President of Par Pharmaceutical, the fifth-largest generic manufacturer in the United States, which is now part of Endo International, plc, from December 2013 until his retirement in August 2019. Prior to Par, Mr. Pera held leadership positions at AmerisourceBergen, American Pharmaceuticals Partners, Bedford Laboratories, a division of Ben Venue Laboratories, and Baxter Healthcare. His breadth of experience spans sales, marketing, supply chain operations, and licensing, and he has played a pivotal role in the successful growth and commercialization efforts at several successful pharma entities. Mr. Pera holds a B.S. in Business Administration from the University of Illinois at Urbana-Champaign and an M.B.A. from DePaul University.
Mr. Pera is qualified to serve on our Board based on his significant leadership experience and his knowledge of the pharmaceutical industry.
Mr. Pera is currently a member of the Board’s Compensation Committee.
Muthusamy Shanmugam, 55, has served as a director and as Head of Research & Development and Chief Operating Officer — Novitium Operations since November 2021. Mr. Shanmugam has over three decades of experience in the pharmaceutical industry, most recently serving as President of Novitium from 2016 to November 2021. Mr. Shanmugam began his career as a formulation scientist at Kali Laboratories, Inc. and grew to become a leading formulation development scientist in the generic drug industry. Prior to co-founding Novitium, Mr. Shanmugam also held positions at Par Pharmaceutical, Inc. and Novel Laboratories, Inc. Mr. Shanmugam obtained his M.S. in Industrial Pharmacy from the Tamil Nadu Dr. M.G.R. Medical University and is a registered pharmacist in the state of New York.
Mr. Shanmugam is qualified to serve on our Board based on his extensive experience in the pharmaceutical industry and his leadership of Novitium. Mr. Muthusamy Shanmugam is being re-nominated for election to the Board pursuant to the Novitium Nomination Right.
Renee P. Tannenbaum, Pharm.D., 71, has served a director since March 2022. Dr. Tannenbaum currently serves as a strategic advisor for several biopharmaceutical and device companies and serves as a director to Cardiff Oncology, Inc. and a board advisor to Aerami Therapeutics, Inc. Previously, she served as Vice President of Global Partnering at Halozyme, Inc. from August 2016 to July 2021, where she was responsible for leading the team that executed business development activities and the company’s alliances through partnerships and collaborations. Prior to that, Dr. Tannenbaum was Head of Global Customer Excellence at AbbVie from October 2012 to January 2016, where she was responsible for building commercial capabilities for the organization. Dr. Tannenbaum served as a director at U.S. publicly traded companies, including most recently Zogenix, Inc., foreign publicly traded companies Nordic Nanovector ASA and Cipher Pharmaceuticals, Inc., and Immune Pharmaceuticals, Inc., a privately held company.

Dr. Tannenbaum received her Doctor of Pharmacy degree from the Philadelphia College of Pharmacy and Sciences, her M.B.A. from Temple University, and her B.S. in Pharmacy from the University of Connecticut.
Dr. Tannenbaum is qualified to serve on our Board based on her extensive executive leadership experience in the pharmaceutical and biopharmaceutical industries and her current and past experience as a director of several U.S. and foreign public companies.
Dr. Tannenbaum is currently a member of the Compensation Committee.
Jeanne A. Thoma, 63, has served as a director since August 2020. Since December 2020, Ms. Thoma has served as a director of Avid Bioservices, Inc. In November 2021, Ms. Thoma joined the Board of Nanoform Finland Oyj, a producer of nanoformed drug particles. In January 2022, Ms. Thoma joined the Board of Pharmathen Global B.V. Previously, Ms. Thoma was on the Board of Vectura Group plc. from December 2020 until the sale of the company in October 2021. From January 2017 to October 2020, Ms. Thoma was the President and Chief Executive Officer of SPI Pharma Inc., a global pharmaceuticals ingredients company which manufactures actives, excipients, and drug delivery systems. From January 2015 to December 2016, Ms. Thoma worked as an independent consultant to technology and specialty chemicals companies. Previously, Ms. Thoma worked for Lonza AG, a Switzerland-based biotech company, where she held positions of increasing responsibility, including President and Chief Operating Officer of the Microbial Control Business Sector. Prior to joining Lonza in 2004, Ms. Thoma spent 14 years at BASF Corp. in the Pharma Solutions business where she held various leadership positions in Sales, Marketing and Operations. Ms. Thoma holds a B.S. from Montclair State University and an M.B.A. from Fairleigh Dickinson University.
Ms. Thoma is qualified to serve on our Board based on her extensive leadership experience in the pharmaceutical industry.
Ms. Thoma is currently a member of the Board’s Audit and Finance Committee.
Patrick D. Walsh, 62, has served as a director since May 2018 and has been Chairman of the Board since June 2020. He also served as interim Chief Executive Officer of ANI from May 2020 to September 2020. Since March 2021, Mr. Walsh has served as Chairman and Chief Executive Officer of Alcami, a global pharmaceutical contract development and manufacturing organization. Mr. Walsh co-founded TriPharm Services, an injectable manufacturing business which was acquired by Alcami, and served as its Chief Executive Officer from May 2019 to April 2020. From 2015 to February 2019, Mr. Walsh was the Chief Executive Officer of Avista Pharma, a private equity-backed global provider of contract manufacturing, development and analytical testing services that was acquired by Cambrex. Mr. Walsh’s earlier career includes serving as Chief Executive Officer of AAIPharma Services Corporation in Wilmington, North Carolina, a global provider of contract manufacturing services that was acquired in 2014, as Chief Executive Officer of Kadmus Pharma, which was acquired by Organon Pharma, and also serving as President and Chief Operating Officer and board member of publicly-traded Gensia-Sicor, which was acquired by Teva. Mr. Walsh currently serves as an independent director of Industria Chemica Emiliano (I.C.E), a private-equity backed specialty chemical company based in Milan, Italy. Mr. Walsh is an Operating Partner (part-time) at healthcare private equity firm Ampersand Capital located in Wellesley, MA and is also Chairman and founder of Diligence Group LLC based in Durham, North Carolina. Mr. Walsh’s prior board of director experience includes serving as Chairman of private equity backed Brammer Bio, an independent director at Landec, Avid Bioservices, Medpharm Ltd. and has previously served as a director in numerous biotechnology and healthcare organizations over the course of his 41-year career.
Mr. Walsh is qualified to serve on our Board because of his 40-plus years of experience at pharmaceutical manufacturing and development organizations and his significant prior experience as an independent director.
Director Compensation
In March 2021, the Nominating and Governance Committee engaged Pearl Meyer & Partners, LLC, an independent compensation consultant, to conduct an assessment of non-employee director compensation. After a review of such assessment, the Board approved and adopted a director compensation policy which became effective on June 3, 2021, consisting of cash compensation, annual awards for continuing directors and automatic equity grants for new directors, as set forth in further detail below. The Company’s Compensation Committee, in consultation with Pearl Meyer & Partners, LLC, conducted a re-assessment of non-employee director compensation in December 2022 and determined that no changes were necessary to the policy as of such time.
Annual Cash Compensation.   In 2022, the Company’s non-employee directors received an annual cash retainer of $59,250. The Chair of the Board also received an additional annual retainer of $42,500. Chairs of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees received additional annual retainers of $25,000, $20,000 and $15,000, respectively. Members of Audit and Finance, Compensation, Nominating and Corporate Governance Committees (other than the Chair) received further annual retainers of $12,500, $10,000 and $7,500, respectively. Directors did not receive any meeting fees.
Annual Equity Awards.   In March 2021, the Board approved equity grants to the then non-employee directors for the 2021 fiscal year, pursuant to which each non-employee director received 9,292 shares of restricted common stock. In April 2022, the Board approved equity grants to the then non-employee directors (except for Dr. Tannenbaum, who received an initial equity award as discussed further below) for the 2022 fiscal year, pursuant to which each nonmanagement director received 10,049 shares of restricted common stock. The grants of restricted common stock to incumbent non-employee directors will vest on the first anniversary of the grant date.
Equity Awards for New Directors.   Pursuant to the board approved nonmanagement director compensation policy, new directors receive automatic equity grants with an aggregate grant date fair value of $435,000. Dr. Tannenbaum, upon joining the Board in March 2022, received an initial equity award of 13,346 shares of restricted common stock, which will vest in three equal installments on the first, second and third anniversary of Dr. Tannenbaum’s appointment to the Board.
The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its non-employee directors who served for some portion or all of the fiscal year ended December 31, 2022.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Patrick D. Walsh(5)	111,315	304,183	—	—	—	415,498
Robert E. Brown, Jr.(5)	86,750	304,183	—	—	—	390,933
Thomas J. Haughey	91,750	304,183	—	—	—	395,933
David B. Nash, M.D.(5)	86,750	304,183	—	—	—	390,933
Antonio R. Pera	69,250	304,183	—	—	—	373,433
Renee P. Tannenbaum, Pharm.D.	32,199	363,545(6)	—	—	—	375,933
Jeanne Thoma	71,750	304,183	—	—	—	395,744

(1)
Muthusamy Shanmugam, our Head of Research and Development and Chief Operating Officer of New Jersey Operations, does not receive additional compensation for his services as a director and thus is not included on this table. Nikhil Lalwani, our President and Chief Executive Officer, does not receive additional compensation for his services as a director and thus is not included on this table. Mr. Lalwani’s compensation as an executive officer is disclosed in the Summary Compensation Table of the Compensation Discussion and Analysis.

(2)
Non-employee directors received an annual retainer fee plus any additional annual fees due for service on our committees or as our Chair of the Board in the amounts described above under “Annual Cash Compensation” above.

(3)
The amounts shown in this column reflect the aggregate grant date fair value of the restricted stock awards calculated in accordance with FASB ASC Topic 718. See Note 11 to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information about the assumptions underlying the calculations made with respect to the restricted stock grants noted in this table.
(4)
Our non-employee directors who served in 2022 held the following number of unexercised stock options and unvested shares of restricted stock as of December 31, 2022.

Name	Stock Options Outstanding	Unvested Shares of Restricted Stock
Patrick D. Walsh	—	10,049
Robert E. Brown, Jr.	—	10,049
Thomas J. Haughey	—	10,049
David B. Nash, M.D.	—	10,049
Antonio R. Pera	16,024	10,049
Renee P. Tannenbaum, Pharm.D.	—	13,346
Jeanne Thoma	16,024	10,049

(5)
Cash compensation payable to Mr. Brown and Dr. Nash for their services on the Board is remitted directly to their respective employers, MVP Management Company and Thomas Jefferson University. Cash compensation payable to Mr. Walsh for his services on the Board is remitted directly to Diligence Team, LLC.

(6)
Grant date value calculated based on spot value on date of grant of $27.24. Award amount calculated based on 30-day volume-weighted average price of $32.59.

The Company is also obligated to indemnify and may advance the payment of certain expenses for its directors in certain circumstances under Delaware law and pursuant to the Company’s governance documents. Nonmanagement directors receive no other form of remuneration, perquisites or benefits but are reimbursed for their expenses in attending meetings.
Stock Ownership Guidelines
The Board believes that it is in the best interest of the Company and its stockholders to align the financial interests of Board members with those of the Company’s stockholders through ownership of Company stock. The Board believes that stock ownership demonstrates a commitment to, and belief in, the long-term profitability of the Company. The guidelines provide a minimum beneficial ownership of Company common stock equal to four times a director’s annual cash retainer for service as a Board member, excluding retainers for committee membership and chair position. Directors are required to achieve this ownership level within five years of first becoming subject to the guidelines.
Vote Required; Recommendation of the Board
The election of each of the nominees for director requires that the number of votes cast by Stockholders present in person (virtually) or by proxy and voting “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee. In the event that a nominee fails to receive an affirmative majority of the votes cast, the Board of Directors may require such nominee to tender his or her resignation, decrease the number of directors, fill the vacancy, or take any other appropriate action it deems to be in the best interest of the Company.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE
The Board is committed to governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, clients and other stakeholders. The following table highlights many of our key governance practices.
• Seven of our nine directors are independent	• Annual Board and committee self-assessment process
• Separate Chief Executive Officer and Board Chair positions	• Strong focus on pay-for-performance
• Independent standing board committees	• Stock ownership guidelines for executive officers and directors
• Regular meetings of our independent directors without management present	• Clawback policy on executive compensation
• Two of our nine directors are female and three of our nine directors identify as racially diverse.
•
Environmental, social and governance (“ESG”) risks, opportunities and impacts to support the sustainable growth of ANI’s businesses are overseen by the Nominating and Corporate Governance Committee

Board Responsibilities and Structure
Our Board oversees, counsels, and directs management in the long-term interests of the Company and our stockholders. Among other things, the Board’s responsibilities include:
•
selecting the Chief Executive Officer (“CEO”) and other executive officers;

•
overseeing the risks that the Company faces;

•
reviewing and approving our major strategic and operating plans, and other significant actions;

•
overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed; and

•
overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. The Board held 8 meetings in 2022.
Our bylaws dictate that the Board shall, from time to time, elect one of the directors to serve as Chair of the Board. Currently, the Board has selected Patrick D. Walsh to hold the position of Chair of the Board. Mr. Walsh’s experience at the Company has afforded him intimate knowledge of the issues, challenges, and opportunities facing the Company’s business. Accordingly, he is well positioned to focus the Board’s attention on the most pressing issues facing the Company. If at any time, the Chief Executive Officer and Chairman are the same, the Nominating and Corporate Governance Committee will elect an independent director to serve as the lead director. Currently, the Board has selected Nikhil Lalwani to serve as Chief Executive Officer of the Company.
Director Independence
The Board is currently composed of nine directors. Under the rules of The Nasdaq Stock Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board of directors.
The Board has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board has determined that Robert E. Brown, Jr., Thomas Haughey, David B. Nash, M.D., Antonio R. Pera, Renee P. Tannenbaum, Pharm.D., Jeanne A. Thoma and Patrick D. Walsh, representing seven of our nine directors, do not or did not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq. In making this determination, the Board considered the current and prior relationships that each non-employee director has or had with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Transactions Considered in Independence Determinations
In making its independence determinations, the Board considered any transactions that occurred since the beginning of 2022 between the Company and entities associated with the independent directors or members of their immediate family.
None of the non-employee directors were disqualified from “independent” status under the Nasdaq objective standards. In making its subjective determination that each of our Company’s non-employee directors is independent, the Board considered the transactions and other potentially relevant relationships in the context of the Nasdaq objective standards, the special standards established by the SEC for members of audit committees, and the SEC and Nasdaq standards for compensation committee members. Based on the foregoing, as required by the Nasdaq rules, the Board made a subjective determination that no relationships exist that, in the opinion of the Board, would impair these directors’ independence.
Board Diversity
Board Diversity Matrix (as of April 11, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	2
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not Disclose Demographic Background	2

Board Diversity Matrix (As of March 25, 2022)
	Female	Male
Total Number of Directors	9
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		2
Hispanic or Latino		1
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1
Board Leadership Structure
The Board believes that its stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under the Company’s Corporate Governance Guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by the same person. Currently, the Chief Executive Officer is Nikhil Lalwani and the Chairman of the Board is Patrick Walsh. The Company currently does not have a lead independent director. The Board may in the future determine to appoint a member to act as lead independent director.
Risk Oversight
The Board is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. Our Board administers its risk oversight function as a whole and through its committees, as discussed below. The Audit and Finance Committee assists the Board in oversight and monitoring of principal risk exposures related to financial statements, legal, regulatory, cybersecurity and other matters, as well as related mitigation efforts. The Compensation Committee assesses, at least annually, the risks associated with our compensation policies. The Nominating and Corporate Governance Committee assists the Board in oversight of risks that we have relative to compliance with corporate governance standards. The individual committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.
Board Committees and Charters
The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. The Board currently has, and appoints the members of, a standing Audit and Finance Committee (the “Audit Committee”), Compensation Committee and Nominating and Corporate Governance Committee. Each of the Board committees has a written charter approved by the Board, and we post the charters on our web site at https://www.anipharmaceuticals.com//. Each committee can engage outside experts, advisors, and counsel to assist the committee in its work. The following table identifies the current committee members.

Name	Audit and Finance	Compensation**	Nominating and Corporate Governance
Robert E. Brown, Jr.	—	Chair	✓
Thomas Haughey	Chair	—	✓
Nikhil Lalwani*	—	—	—
David B. Nash, M.D.	✓	—	Chair
Antonio R. Pera	—	✓	—
Muthusamy Shanmugam*	—	—	—
Renee P. Tannenbaum, Pharm.D.	—	✓	—
Jeanne A. Thoma	✓	—	—
Patrick D. Walsh	—	—	—
Number of Committee Meetings Held in 2022	5	6	4

*
Employee director

**
Dr. Tannenbaum joined the Compensation Committee in September 2022, replacing Mr. Walsh who served on the Compensation Committee until such time.

Audit Committee.   Our Audit Committee currently consists of Thomas Haughey (Chair), David B. Nash, M.D., and Jeanne A. Thoma. The Board has affirmatively determined that each of these directors meets the definition of “independent director” for purposes of the Nasdaq rules and the independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Haughey qualifies as an “audit committee financial expert” under the applicable SEC rules and regulations and each of Mr. Haughey, Dr. Nash and Ms. Thoma meets the qualifications of “financial sophistication” under Nasdaq listing rules as a result of his or her prior experience.
The primary responsibilities of the Company’s Audit and Finance Committee include:
•
Overseeing the Company’s accounting and financial reporting processes, systems of internal control over financial reporting, disclosure controls and procedures on behalf of the Company’s Board of Directors, and reporting the results or findings of its oversight activities to the Board;

•
Having sole authority to appoint, retain and oversee the work of the Company’s independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

•
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters;

•
Reviewing and pre-approving all audit services and permissible non-audit services to be performed for the Company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

•
Except for oversight risks assigned to other committees, overseeing the Company’s system to monitor and manage risk (including cybersecurity risks) and legal and ethical compliance programs, including the establishment and administration of (and including the grant of any waiver from) a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions preparing the Audit Committee Report that the SEC requires in our annual proxy statement.

Compensation Committee.   Our Compensation Committee currently consists of Robert E. Brown, Jr. (Chair), Antonio R. Pera and Renee P. Tannenbaum, Pharm.D. Patrick D. Walsh previously served as a member of our Compensation Committee until September 2022, when Dr. Tannenbaum joined the

Compensation Committee. The Board has affirmatively determined that each of these directors meets the definition of “independent director” for purposes of the Nasdaq rules and the independence requirements of the Exchange Act.
The primary responsibilities of the Company’s Compensation Committee include:
•
Reviewing and recommending to the Board the compensation of our CEO and, in consultation with our CEO, reviewing and approving the compensation of other executive officers;

•
Establishing annual and long-term performance goals and objectives for our CEO, and in consultation with our CEO, reviewing and establishing the annual and long-term performance goals and objectives for other executive officers;

•
Evaluating the performance of our CEO and, in consultation with our CEO, reviewing and evaluating the performance of other executive officers in light of the goals and objectives established for them;

•
Approving employment agreements, offers of employment and other elements of compensation and benefits provided to our CEO and other executive officers;

•
Periodically reviewing and discussing with our CEO and the Board the development and succession plans for senior management positions;

•
Administering the Company’s cash and equity-based incentive plans in which executive officers and directors participate, to the extent provided under those plans, and recommending to the Board improvements and changes to such plans and the adoption of new plans if shareholder approval if needed, when appropriate;

•
Overseeing the Company’s human capital management functions, including policies and strategies regarding recruitment, retention, career development, and progression, diversity and employment practices; and

•
Establishing and leading a process for determination of the compensation applicable to service on the Board by non-employee directors.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee currently consists of David B. Nash, M.D. (Chair), Robert E. Brown, Jr., and Thomas Haughey. The Board has affirmatively determined that each of these directors meets the definition of “independent director” for purposes of the Nasdaq rules and the independence requirements of the Exchange Act.
The primary responsibilities of the Company’s Nominating and Corporate Governance Committee include:
•
Identifying individuals qualified to become members of the Company’s Board;

•
Recommending director nominees for each annual meeting of the Company’s Stockholders and director nominees to fill any vacancies that may occur between meetings of Stockholders;

•
Being aware of the best practices in corporate governance and developing and recommending to the Company’s Board a set of corporate governance standards to govern the Company and its management and employees in the conduct of the Company’s business and affairs;

•
Developing and overseeing the annual board and board committee evaluation processes; and

•
Reviewing, evaluating and overseeing the Company’s programs, policies and practices relating to environmental, social and governance risks, opportunities and impacts to support the sustainable growth of ANI’s businesses.

Environmental, Social and Governance Matters
ESG Oversight
Our Nominating and Corporate Governance Committee charter includes within the committee’s purpose, duties and responsibilities oversight of our ESG programs, policies and practices. The committee’s specific duties and responsibilities in this regard include reviewing, monitoring, evaluating and overseeing the Company’s programs, policies and practices relating to ESG risks, opportunities and impacts to support the sustainable growth of our businesses and making recommendations to the Board of Directors regarding the Company’s overall strategy with respect to ESG matters.
Human Capital
We are committed to creating a diverse and inclusive work environment within all levels of the business. Attracting and retaining talented employees is critical to the success of our business. We support remote working arrangements for a number of employees in several functions throughout the business, including at the executive level. Additionally, our compensation plans are designed to be competitive within the pharmaceuticals industry as well as competitive with local employers for jobs of a cross-industry nature. Our approach provides ANI with the resources to recognize and reward employee performance, productivity, and quality commitment. Our total compensation program includes competitive base salaries, comprehensive benefits, and employee equity programs.
Attendance at Board, Committee, and Annual Stockholders’ Meetings
We expect each director to attend every meeting of the Board and the committees on which he or she serves, and we encourage them to attend the annual meetings of the Stockholders. In 2022, there were a total of 8 Board meetings. None of our current directors who were directors in 2022 attended fewer than 75% of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served in 2022. All of the directors who served as a director at the time of the of the 2022 Annual Meeting of Stockholders attended the meeting.
Managing COVID-19 Risks
Since March 2020, the COVID-19 pandemic has been and continues to be a prolonged widespread global health crisis that has also affected and is continuing to affect how we operate our business, and the duration and extent to which it will continue to impact our business is unknown.
Starting in 2020, we implemented health and safety measures such as increased sanitizing, physical distancing, and remote work arrangements, and we continue to follow the local health and safety guidelines in cities where our offices are located. Our manufacturing facilities remained open throughout the pandemic and have operated in accordance with local, state and national safety guidelines.
We continue to closely monitor the impact of COVID-19 pandemic on our business and in the geographic regions where we operate. Through regular updates and communications with management, the Board has actively participated in overseeing our COVID-19 response by monitoring the impact of COVID-19 on our financial position and results of operations, understanding how management is assessing the impact, and considering the nature and adequacy of management’s responses, including health safeguards, business continuity, internal communications, and infrastructure.
Hedging Policy
At this time, the Company has not adopted a policy regarding the ability of officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Code of Ethics
We have adopted a Code of Ethics that apply to all of our employees, officers, and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Ethics is available at our website at https://www.anipharmaceuticals.com/. The Company intends to post on its website all disclosures required by Nasdaq listing rules concerning any amendments to, or waivers from, any provision of the Company’s Code of Ethics. No waivers from the Company’s Code of Ethics were requested or granted during fiscal year ended December 31, 2022.

Communications from Stockholders and Other Interested Parties to Directors
Any Stockholder or other interested party who wishes to communicate directly with the Company’s Board of Directors should write to the Company’s Corporate Secretary, c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.
Relevant communications will be distributed to any specified director or all directors depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews, organizes and distributes such communications to the full Board, the independent directors or one or more directors, as appropriate.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023
EisnerAmper LLP (“EisnerAmper”) has served as our independent registered public accounting firm since 2013. The Audit and Finance Committee has once again selected EisnerAmper as our independent registered public accounting firm for the year ending December 31, 2023.
Although it is not required to do so, the Audit and Finance Committee of the Company’s Board wishes to submit the selection of EisnerAmper to Stockholders for ratification. If Stockholders do not ratify the selection of EisnerAmper, the Audit and Finance Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified by Stockholders, the Audit and Finance Committee may, at its discretion, change the selection at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.
We expect that a representative of EisnerAmper will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from Stockholders.
Pre-Approval of Audit and Permissible Non-Audit Services
The Audit and Finance Committee has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by the Company’s independent auditor to the Company, are pre-approved by the Audit and Finance Committee. All services rendered by EisnerAmper to the Company during the fiscal year ended December 31, 2022 were permissible under applicable laws and regulations, and all such services provided by EisnerAmper to the Company were approved in advance by the Audit and Finance Committee in accordance with the rules adopted by the SEC.
Fees Billed by Independent Registered Public Accounting Firm
The following table shows the fees and related expenses for audit and other services provided by EisnerAmper LLP in 2022 and 2021. The services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.
	2022	2021
Audit Fees	$879,375	$943,587
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$879,375	$943,587
Audit Fees.   This category includes fees for (i) the audit of our annual consolidated financial statements, (ii) reviews of our quarterly condensed consolidated financial statements, and (iii) services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For fiscal years 2022 and 2021, audit fees consisted of the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, services provided in connection with the Company’s statutory and regulatory filings, including the review of registration statements and the issuance of consents, and services provided in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002.
Audit-Related Fees.   This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include, but are not limited to, consultations concerning financial accounting and reporting standards and audits in connection with acquisitions.
Tax Fees.   This category includes fees for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and international tax compliance, assistance with tax reporting requirements and audit compliance, tax planning, consulting, and assistance on business restructuring.
All Other Fees.   This category includes fees for products and services other than the services reported above.
The Audit Committee determined that EisnerAmper’s provision of these services, and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee pre-approved all services that EisnerAmper provided for fiscal years 2022 and 2021 in accordance with the pre-approval policy discussed above.
Required Vote; Recommendation of the Board
The affirmative vote of a majority of the votes cast by Stockholders present, in person (virtually) or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee oversees ANI’s accounting and financial reporting processes and the audit of ANI’s annual financial statements. ANI’s management has the primary responsibility for the financial statements, the reporting process, and maintaining ANI’s system of internal control over financial reporting. EisnerAmper was engaged to perform an independent audit of ANI’s financial statements and to express an opinion on the conformity of those financial statements to generally accepted accounting principles in the United States.
In this context, the Audit and Finance Committee has reviewed and discussed ANI’s audited financial statements prepared for inclusion in ANI’s annual report on Form 10-K for the year ended December 31, 2022 with ANI’s management and with EisnerAmper. The Audit and Finance Committee has also discussed with EisnerAmper the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit and Finance Committee has received from EisnerAmper the written disclosures and letter required by applicable rules of the PCAOB regarding EisnerAmper’s communications with the Audit and Finance Committee concerning independence and has discussed with EisnerAmper its independence from the Company and management. Based on these reviews and discussions described above, the Audit and Finance Committee recommended to the Board, and the Board has approved, the inclusion of ANI’s audited financial statements for the year ended December 31, 2022 in ANI’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Finance Committee
Thomas Haughey, Chair
David B. Nash, M.D.
Jeanne A. Thoma

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of April 11, 2023, and their positions are shown below.
Name	Age	Position
Nikhil Lalwani	45	President and Chief Executive Officer
Stephen P. Carey	52	Senior Vice President and Chief Financial Officer
Meredith W. Cook	49	Senior Vice President, General Counsel and Corporate Secretary
Krista Davis	50	Senior Vice President and Chief Human Resources Officer
Chad Gassert	47	Senior Vice President, Corporate Development & Strategy
Ori Gutwerg	49	Senior Vice President, Generics
James G. Marken	60	Senior Vice President, Operations and Product Development
Christopher Mutz	52	Senior Vice President, Head of Rare Diseases
Muthusamy Shanmugam	55	Head of Research & Development and Chief Operating Officer of NJ Operations
Nikhil Lalwani, President and Chief Executive Officer. Please see “Proposal 1 — Election of Directors” for Mr. Lalwani’s background and business experience.
Stephen P. Carey has been the Company’s Chief Financial Officer since May 2016, Vice President, Finance from May 2016 to December 2020, Senior Vice President, Finance since December 2020 and served as Corporate Secretary from May 2020 until August 2022. Since August 2018, Mr. Carey has also served as a member of the board of directors of ANI Canada, a subsidiary of the Company. From June 2007 to October 2015, Mr. Carey held various executive financial positions at Par Pharmaceutical Companies, Inc., including Senior Vice President, Controller and Principal Accounting Officer. Prior to that, Mr. Carey held various financial and accounting positions at Schering-Plough Corporation. Mr. Carey has over 30 years of experience as a financial executive, approximately 25 of which are in the pharmaceutical industry. Mr. Carey began his career at PricewaterhouseCoopers. Mr. Carey graduated from Montclair State University with a B.S. in Accounting.
Meredith Cook has been the Company’s Senior Vice President, General Counsel and Corporate Secretary since July 2022. Prior to joining ANI, Ms. Cook served as Vice President and Associate General Counsel for Amneal Pharmaceuticals, Inc., where she was responsible for corporate and strategic transactions across all business units, with additional responsibilities related to corporate governance, commercial contracts, employment matters, and overall IP strategy. Prior to Amneal Pharmaceuticals, Ms. Cook served as Global Legal Head, M&A, Business Development and Strategic Transactions for Dr. Reddy’s Laboratories, Inc. She was previously with Morgan, Lewis & Bockius, LLP and Vinson & Elkins, LLP. Ms. Cook earned an A.B. in East Asian Studies from Princeton University and a J.D. from Tulane Law School.
Krista Davis has been the Company’s Chief Human Resources Officer since September 2022. Ms. Davis brings over 20 years of executive leadership experience in human resources, talent management, and organizational development. Prior to joining ANI, Ms. Davis served as a global Head of People & Organization for the Novartis Technical Operations Division, where she led P&O for the Global Cell & Gene platforms. She also sat on the Global P&O divisional leadership team, the Cell & Gene leadership team, and on the US P&O board. Prior to Novartis, Ms. Davis was Global Director, Leadership and Talent Management at A.T. Kearny. She also served previously as VP, Head of HR for North America at Reckitt Benckiser, and in a variety of leadership roles at Catalent Pharma Solutions, Biovail Pharmaceuticals, and Dun & Bradstreet. Ms. Davis earned a B.A. from McGill University and a M.A. in Educational Technology from Concordia University.
Chad Gassert has been the Company’s Senior Vice President, Corporate Development & Strategy since November 2021. Mr. Gassert most recently served as Chief Executive Officer of Novitium since June 2016, when he co-founded Novitium, to November 2021. Prior to co-founding Novitium, Mr. Gassert began his career at Par Pharmaceutical, Inc., where he led the company’s generic business development efforts.

Mr. Gassert joined Par Pharmaceutical in 2005 and has nearly two decades of experience in the pharmaceutical industry, serving in positions in product development, manufacturing operations, project management and business development. Mr. Gassert graduated with a B.A. in nutritional science from the University of Delaware.
Ori Gutwerg has been the Company’s Senior Vice President, Generics since February 2021. He has over 17 years of experience in the pharmaceutical industry. Prior to joining ANI, Mr. Gutwerg was Vice President, Head of US Generics Rx of Taro Pharmaceutical Industries Ltd. (“Taro”) from April 2019 to February 2021, where he was responsible for Taro’s US Generic Rx business, including developing and executing strategies to meet targets, promoting sales growth, and building the pipeline portfolio. Mr. Gutwerg also held positions with Xiromed US from October 2014 to March 2019, Perrigo Pharmaceuticals from March 2005 to September 2014 and Agis Group from November 2003 to March 2005. Mr. Gutwerg holds a B.S. in Communications and Economics from the Tel Aviv College of Management, an M.B.A. from the Leon Recanati Graduate School of Business Administration, Tel Aviv University.
James G. Marken has been the Company’s Senior Vice President, Operations since December 2021. Mr. Marken joined ANI in May 2007 as General Manager of the Minnesota facilities and served as ANI’s Vice President, Operations from March 2009 until June 2016. Mr. Marken served as Senior Vice President, Operations and Product Development from June 2016 until December, 2021 for both Minnesota facilities and the Oakville, ON facility. Mr. Marken brings over 30 years of pharmaceutical industry experience to the Company. Prior to joining ANI in May 2007, he worked for Solvay Pharmaceuticals as plant manager and in various departments including quality control, validation, and operations. Mr. Marken holds a B.S. in Chemistry from Bemidji State University.
Christopher Mutz has been the Company’s Head of Rare Disease since February 2021. From May 2019 to January 2021, Mr. Mutz provided consulting services to pharma/biotech companies on pre-launch commercial strategy and life cycle management focused on rare diseases, and provided collaboration and consulting services to multiple early stage companies focused on rare diseases and oncology. Mr. Mutz has more than 25 years of experience in the pharmaceutical industry, including eight years at Alexion Pharmaceuticals and 10 years at Merck and Co. From November 2011 to April 2019, Mr. Mutz held various leadership positions in sales and marketing business units at Alexion and led U.S. commercial operations and strategy, which achieved two breakthroughs in ultra-rare enzyme replacement therapies, and led the strategy for the launch of SOLIRIS® for the treatment of two rare diseases. While at Merck, from September 2001 to November 2011, Mr. Mutz held various marketing positions, including as leader of the oncology team at Merck’s China subsidiary to support marketed products, and was awarded the Merck Division Award for outstanding contribution, and as a Senior Director, U.S. Marketing of TEMODAR, a treatment for certain types of brain tumors. Mr. Mutz holds a B.A. in Biology from the University of Virginia and an M.B.A. from Cornell University.
Muthusamy Shanmugam, Head of Research & Development and Chief Operating Officer of NJ Operations. Please see “Proposal 1 — Election of Directors” for Mr. Shanmugam’s background and business experience.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2022 executive compensation program and the compensation paid by the Company to the following named executive officers in 2022, referred to throughout this proxy statement as our “NEOs”:
Executive	Position
Nikhil Lalwani	President and Chief Executive Officer (“CEO”)
Stephen P. Carey	Senior Vice President, Finance and Chief Financial Officer
James G. Marken	Senior Vice President, Operations and Product Development
Ori Gutwerg	Senior Vice President, Generics
Christopher K. Mutz	Senior Vice President, Head of Rare Disease
EXECUTIVE SUMMARY
2022 Business Overview
We are a diversified biopharmaceuticals company serving patients in need by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceuticals, including with diseases with high unmet medical need. Our team is focused on delivering growth by building a successful Purified Cortrophin Gel franchise, strengthening our generics business with enhanced development capability, innovation in established brands and leveraging our U.S. based manufacturing capabilities. Our objective is to build a sustainable and growing biopharmaceutical company serving patients in need and creating long-term value for our investors.
2022 Financial Performance
ANI’s financial performance in 2022 represents a milestone achievement for the Company and reflects the dedication and commitment of our colleagues. Our net revenues totaled $316.4 million for full year 2022, surpassing the 300 million dollar mark for the first time in the Company’s history, and representing an increase of over $100 million dollars and 46% year over year. Adjusted non-GAAP EBITDA for full year 2022 was $55.9 million, as we delivered growth in Adjusted Non-GAAP EBITDA from $4.3 million in the first quarter of 2022 to $23.3 million in the fourth quarter.
Building a successful Rare Disease platform
Beginning in 2021 and throughout 2022, we spent significant time, effort, and resources in establishing our Rare Disease platform. We acquired the NDAs for Cortrophin Gel and Cortrophin-Zinc in January 2016 and executed long-term supply agreements with a supplier of our primary raw material for corticotrophin active pharmaceutical ingredient (“API”), a supplier of corticotrophin API with whom we have advanced the manufacturing of commercial scale batches of API, and a Cortrophin Gel fill/finish contract manufacturer. During the second quarter of 2021, we submitted a Supplemental New Drug Application (“sNDA”) to the FDA.
On October 29, 2021, the FDA approved the Company’s sNDA for Purified Cortrophin Gel (Repository Corticotropin Injection USP) for the treatment of certain chronic autoimmune disorders, including acute exacerbations of multiple sclerosis (“MS”) and rheumatoid arthritis (“RA”), in addition to excess urinary protein due to nephrotic syndrome. Cortrophin Gel is an adrenocorticotropic hormone (“ACTH”), also known as purified corticotropin.
During 2022, we continued to invest in leadership, expertise and infrastructure in the areas of commercialization of rare disease therapies and executed our launch strategy and commercial plan for Cortrophin Gel. On January 24, 2022, we announced the commercial launch of Cortrophin Gel in the U.S as our foundational Rare Disease asset, expending a significant amount on the build out of our Rare Disease team in support of these efforts. Throughout 2022, we hired a significant number of new employees and assembled and trained our Rare Disease field force. In 2022, we saw more than 1,120 cases initiated by more than 510 unique prescribers and also saw overall growth in the ACTH market. These efforts culminated in 2022 (year of commercial launch) revenues of $41.7 million.
We plan to continue to invest behind Cortrophin Gel and our Rare Disease platform in 2023 and beyond.
Strengthening our Generics, Established Brands, and Other segment through continued investment in our generic research and development capability and increased focus on niche opportunities
Our continued focus on bringing limited-competition products to market, driving cost competitiveness, and providing supply reliability has helped us absorb the generic product erosion and deliver results. Sales of Generic pharmaceuticals, Established Brands and Other products grew 27.1% year-over-year in 2022. In 2022, ANI retained a top 10 ranking for new abbreviated new drug application (“ANDA”) approvals and a number two ranking for Competitive Generic Therapy Approvals and filed 12 ANDAs, and in the fourth quarter, launched multiple products, including Trimethoprim Tablets USP, 100 mg, Fluoxetine Oral Solution, USP 20 mg/5 mL, and Levocarnitine Tablets USP, 330 mg.
We have also successfully acquired numerous ANDAs through business and asset acquisitions. Our most recent business acquisition was Novitium, including its portfolio of commercial and pipeline generic products, manufacturing and development facilities and expert workforce. The Novitium acquisition significantly increased our generic pharmaceutical research and development and manufacturing capabilities. We have begun to increase our focus on niche lower competition opportunities such as injectables, Paragraph IV, and Competitive Generic Therapy designation filings. Additionally, we will continue to seek opportunities to enhance our capabilities through strategic partnerships and acquisitions of assets and businesses. In July 2022, we completed an asset acquisition of four ANDAs from Oakrum Pharma, including two that were commercial at the time of acquisition.
We have grown our established brand product offerings through acquisition. We acquired the NDAs for and market Atacand, Atacand HCT, Arimidex, Casodex, Lithobid, Vancocin, Inderal LA, Inderal XL, InnoPran XL, Oxistat, Veregen, and Pandel. We are innovating in our go-to-market strategy through creative partnerships.
Our overall strategy is enabled by an empowered, collaborative, and purposeful team with a high performance-orientation. In July and September 2022, respectively, we added two key members to our senior leadership team, Meredith Cook, as Senior Vice President, General Counsel and Corporate Secretary, and Krista Davis, as Senior Vice President, Chief Human Resources Officer, further strengthening our team.
The Company is also taking important steps in the area of cost excellence. Consolidation of the Company’s manufacturing network is on track. Manufacturing operations ceased at the Oakville, Ontario, site in January 2023, and the relocation of Oakville products to U.S. facilities has been completed. The Company is in active discussions with potential buyers for the Oakville site. Once fully executed, this operational efficiency is currently expected to improve GAAP profitability and cash flow by $7 million to $8 million on an annualized basis.
With respect to our manufacturing facilities, ANI is committed to delivering high-quality medicines to customers and patients in the United States. In November 2022, the U.S. Food and Drug Administration (“FDA”) conducted a routine Good Manufacturing Practices (“cGMP”) audit at ANI’s manufacturing facility in Baudette, Minnesota. ANI implemented all corrective and preventive actions and has already received a favorable Establishment Inspection Report (“EIR”) classifying that its Baudette, Minnesota facility is Voluntary Action Indicated (“VAI”). This outcome further exemplifies the strong compliance history of the Baudette facility.
As we look ahead to 2023, we continue to be committed to serving our customers and patients in need and to delivering value to all stakeholders.

2022 Executive Compensation Overview
The major decisions made by our Compensation Committee and Board in 2022 with respect to executive compensation are summarized below. For details, please refer to the “2022 EXECUTIVE COMPENSATION PROGRAM IN DETAIL” section in this CD&A.
Base Salary	The Compensation Committee, after considering the market practice survey data of our peer group provided by our independent compensation consultant, increased the base salaries for each of our NEOs by 3% for 2022.
Annual Incentives
For 2022, the Compensation Committee approved an Executive Incentive Bonus Plan (the “Bonus Plan”) that incorporates financial and strategic performance goals. The CEO’s annual incentive is based 100% on corporate performance and the other NEOs are based on corporate performance and functional/group performance.
Based on the Company’s performance results for 2022, as well as functional/group performance, bonus payouts ranged between 70% and 90% of target opportunities.

Long-Term Incentives
For 2022, the Compensation Committee approved long-term equity grants to the NEOs using restricted stock awards, which vest annually over four years. At the time the Committee approved the awards, the number of shares available under the Sixth Amended and Restated 2008 Stock Incentive were not sufficient to cover awards to our employees and NEOs. As a result, 75% of the approved number of shares were granted in March 2022, and the remaining 25% were granted in April 2022 upon shareholder approval of the Amended and Restated 2022 Stock Incentive Plan.
For 2023, the Company enhanced our Executive Compensation practices to include performance metrics in our long-term incentive plan. The Compensation Committee approved target long-term equity incentives using a mix of 25% performance-based restricted stock units (“PSUs”) and 75% time-based restricted stock awards (“RSAs”) for all of the NEOs. PSUs may be earned based on the achievement of two different performance metrics — Adjusted EBITDA Growth and relative Total Shareholder Return (“TSR”).

2022 Say on Pay Results and Stockholder Engagement
Our Compensation Committee and Board are very interested in the ideas and any concerns of our stockholders regarding executive compensation. An advisory vote on executive compensation was presented to our stockholders at last year’s Annual Meeting of Stockholders and was approved by 89.2% of votes cast by stockholders. As our business and executive compensation program continue to evolve, we will also continue to consider the feedback we receive from our stockholders as well as the outcome of say-on-pay votes when making executive compensation decisions.

Compensation Governance Highlights
We also believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:
What We Do	What We Don’t Do
☑ Evaluate and reward performance against pre-determined goals	☒ No fixed terms/guaranteed increases in employment agreements or equity grants
☑ Emphasize significant variable (“at risk”) compensation for our CEO and NEOs	☒ No excessive cash severance
☑ Maintain a “clawback” policy	☒ No repricing or exchange of underwater options without stockholder approval
☑ Use an independent compensation consultant	☒ No special perquisites
☑ Maintain stock ownership guidelines	☒ No supplemental executive retirement plan
☑ Hold an annual say-on-pay vote	☒ No dividends or dividend equivalents on unvested equity awards
☑ Conduct an annual compensation risk assessment
☑ Include “double trigger” equity vesting benefits to our CEO
☑ Include “double trigger” cash severance benefits to all of our NEOs, including our CEO
WHAT GUIDES OUR PROGRAM
Our Compensation Philosophy and Objectives
•
Attract and retain:   Offer a total compensation program that flexibly adapts to changing economic, regulatory and organizational conditions, and takes into consideration the compensation practices of peer companies

•
Pay for performance:   Provide a significant portion of compensation through variable compensation that is at-risk and tied to our financial performance, strategic objectives or stock price

•
Align executive interests with our stockholders:   A significant portion of total compensation is either earned based on our overall financial and operating performance or varies based on our stock price, which contributes to value creation for our stockholders

Elements of Pay: Total Direct Compensation
Our compensation philosophy is supported by the following principal elements of pay:
Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Annual Incentives	Cash (Variable)	Create an incentive for the achievement of pre-defined annual business and individual objectives.
Long-Term Incentives	Equity (Variable)	Align interests of employees with stockholders; create focus on long-term performance and creating stockholder value; support the Company’s retention strategy
Pay Mix
The following charts provide a breakdown of the target total direct compensation opportunities for our CEO and our other NEOs in 2022. Target total direct compensation includes annualized base salary, target bonus opportunity, and grant date fair value of equity awards.

FY22 CEO Pay Mix
14%
14%
72%
86%

FY22 Average NEO Pay Mix
29%
15%
56%
71%

Base Salary | Target Bonus | Target Equity | Variable

The Decision-Making Process
The Role of the Compensation Committee
The Compensation Committee oversees the executive compensation program for our executive officers, including the NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at https://investor.anipharmaceuticals.com/corporate-governance/governance-documents. The Compensation Committee makes all final compensation and equity award decisions regarding our executive officers, including the NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Compensation Committee.
The Role of Management
Our CEO and other key members of our management team, such as our Chief Human Resources Officer, Chief Financial Officer and General Counsel, attend meetings as needed where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. The Compensation Committee considers any input it may receive from our CEO in evaluating the performance of each executive officer (other than our CEO) and approves each executive officer’s compensation. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. The Compensation Committee reviews and discusses the Board’s evaluation of our CEO and makes recommendations to the Board. The independent members of the Board make all final determinations regarding CEO compensation.
The Role of the Independent Compensation Consultant
The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program philosophy and design. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with NASDAQ rules and did not find any conflict of interest.
Fiscal 2022 Peer Group
The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. In setting 2022 target compensation levels for the NEOs, the Company used the Peer Group detailed below. This Peer Group was determined by the Compensation Committee based on an in-depth review by its independent compensation consultant, which included an assessment of potential comparators to evaluate the degree to which the current peers have kept pace with the Company’s growth and evolution and an examination of the broader marketplace to identify appropriate and relevant additions to the peer group.
In conjunction with the recommendation of its independent compensation consultant, the Compensation Committee used a combination of proxy peer group and industry compensation surveys to identify competitive market compensation practices and the Company’s overall competitive position. Selection criteria for determining the Company’s compensation peer group generally includes biotechnology and pharmaceutical companies with revenues ranging from 1/3 to 3x the size of the Company, including a review of other key financial metrics important to this industry including market cap, enterprise value, and profitability.
After this in-depth analysis, and at the recommendation of Pearl Meyer, the Compensation Committee approved the following peer group made up of 16 companies.
2022 Peer Group
Amphastar Pharmaceuticals	Eagle Pharmaceuticals	PTC Therapeutics, Inc.
Antares Pharma, Inc.	Intercept Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.
BioDelivery Sciences International, Inc.	Ironwood Pharmaceuticals, Inc.	Travere Therapeutics, Inc.
Coherus BioSciences, Inc.	Lannett Company, Inc.	Vanda Pharmaceuticals Inc.
Collegium Pharmaceutical	Myriad Genetics, Inc.
Corcept Therapeutics Incorporated	Pacira BioSciences, Inc.
2022 EXECUTIVE COMPENSATION PROGRAM IN DETAIL
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee takes into account factors such as relevant market data as well as individual performance and contributions. The Compensation Committee, after considering the market practice survey data of our peer group provided by our independent compensation consultant, increased the base salaries for each of our NEOs by 3% for 2022.
Name	2021 Base Salary	2022 Base Salary	% Increase
Nikhil Lalwani	$721,000	$742,630	3.0%
Stephen P. Carey	$495,000	$509,850	3.0%
James G. Marken	$445,000	$458,350	3.0%
Ori Gutwerg	$420,000	$432,600	3.0%
Christopher K. Mutz	$400,000	$412,000	3.0%
Executive Incentive Bonus Plan
The Executive Incentive Bonus Plan (the “Bonus Plan”) provides for the payment of annual cash incentive awards to eligible participants. The purpose of the Bonus Plan is to motivate and reward eligible officers and employees of the Company, including the NEOs, for their contributions toward the achievement of certain corporate and/or functional performance goals. Each NEO’s target award opportunity is based on a percentage of their base salary. Actual award payouts are based on performance results and cannot exceed 200% of target award opportunity. Target award opportunities for 2022 are outlined below:

Name	Base Salary	Target Incentive Opportunity (% of Salary)	Cash Target Bonus Opportunity ($)
Nikhil Lalwani	$742,630	100%	$742,630
Stephen P. Carey	$509,850	60%	$305,910
James G. Marken	$458,350	50%	$229,175
Ori Gutwerg	$432,600	50%	$216,300
Christopher K. Mutz	$412,000	50%	$206,000
For 2022, actual award payouts were based on the achievement of pre-determined financial and strategic corporate and/or functional performance objectives as approved by the Compensation Committee. The CEO’s award is 100% based on corporate performance and the other NEOs are based on corporate performance, as well as results in their respective functional/group areas as shown in the table below.
Level	Corporate Performance	Functional / Business Unit Performance
CEO	100%	—
Other NEOs	70%	30%
Corporate Performance Results
Corporate performance is measured using a combination of financial and strategic objectives. For 2022, our corporate objectives were based on target revenue, adjusted EBITDA and key performance metrics for our Generics and Rare Disease business units, as well as business development and overall company-wide efficiency targets. We feel that these factors most closely correlate with our operating performance.
Our 2022 corporate objectives and weightings are highlighted below:
2022 Objective	Weighting
Net Revenues: $315M – $330M	25%
Adjusted non-GAAP EBITDA: $65M – $75M	25%
Generics Business: Complete multiple ANDA filings and multiple ANDA plus 505(b)2 products on stability, strengthen product pipeline to deliver significant new revenues gross profit from new launches in 2023 and 2024, and ensure smooth transition of distribution to Cardinal and integration of Novitium Order-to-Cash (“OTC”) to ANI finance.	10%
Cortrophin Gel Launch: Ensure market access to enable target market share and develop a fully functional Rare Disease platform to enable launch of other indication and rare disease assets.	10%
Business Development: Deliver EBITDA in 2022 and explore inorganic opportunities to enhance business.	10%
Company-Wide Efficiency: Reduce operating expenses by $3M in 2022.	10%
Strategy: Define and begin implementation of medium-to-long term strategy.	10%
Total	100%
Based on our performance against our corporate objectives described above, the Compensation Committee determined that the corporate performance objectives were achieved at 75% of target, including:

Weighting	Assessment Results / Achievements	Payout Factor (% of Target)
	Net Revenues were $316.4M Adjusted non-GAAP EBITDA was $55.9M
50%		27.5%
The remaining achievements, determined to be 47.5%, were:
•
Completed 12 ANDA filings, strengthened the pipeline to deliver significant revenues and gross profit from new launches in 2023 and 2024 and further added complex peptide and paragraph IV products. Completed transition of Cardinal distribution and Novitium OTC.

•
Negotiated with payors, PBMs and plans in Medicare Part D, Commercial and Medicaid and built Rare Disease platform, including sales force, hub, specialty pharmacy network, field reimbursement, patient support, medical science liaisons and compliance program

•
Completed Oakrum Pharma acquisition of 4 ANDAs and negotiated license and supply arrangements with other parties in generic space.

•
On track for shutdown of Oakville site in Q1 2023 and transfer of products to other facilities realizing $7M to $8M in GAAP annualized benefit when implemented.

•
Defined strategy and made significant efforts made in strengthening Rare Disease team and added key hires in legal, HR and finance.

Functional Performance Results
In assessing the functional performance of our NEOs (other than our CEO), the Compensation Committee, with the input of the CEO, considered each officer’s individual contributions to the completion of our corporate goals, and the officer’s individual accomplishments in helping to execute on our strategy within their respective functions. The cash incentive payments to our NEOs ranged from 70% to 90%. In approving the cash incentive payments below or above the target level, the Compensation Committee and the Board considered the relative performance of the individual relative to his functional or business unit performance.
Name	Accomplishments
Nikhil Lalwani	Led the organization to achieve net revenues of $316.4 million and Adjusted non-GAAP EBIDTA of $55.9 million; supported the build of Rare Disease platform, including attraction of key talent and creating a base for growth; led Generics business teams to over deliver on new product launches and creating a robust pipeline for 2023 and 2024 and supported established brands as a revenue driver; supported Oakrum Pharma acquisition; supported closure of Oakville, Canada site leading to significant cost savings; further built senior leadership team, adding General Counsel and Chief Human Resources Officer.
Stephen P. Carey	Supported closure of the Oakville, Canada site; integrated OTC for Novitium in-house; delivered strong gross to net improvements for the organization; designed new organizational structure to support the growth of the business; led compensation committee and BOD through 2021 proxy and compensation cycle; and provided support to build out the Rare Disease team.
James G. Marken	Supported Generics overperformance; led the Baudette site to manufacture and deliver product on time and budget; supported the transition to Cardinal; led the end-to-end closure of the Oakville, Canada site through a ramp down of production and resources; and achieved a successful cGMP FDA audit of the manufacturing facility in Baudette, receiving a favorable EIR.
Ori Gutwerg	Drove Generics revenue overperformance at $210.1 million; supported completion of multiple ANDA filings multiple ANDA and 505(b)(2) products on stability; built strong revenue pipeline for 2023 and 2024; supported the transition of

Name	Accomplishments
distribution to Cardinal; built launch preparedness with teams; improved contracting process for customers; and improved customer service team to support on time orders.
Christopher K. Mutz	Delivered launch year revenues of $41.7 million. Built the Rare Disease platform, with the hiring of key people, implementation of systems, processes and built partnerships to launch Cortrophin Gel; Delivered comprehensive compliance, standards and training across the Rare Disease organization; improved patient support structure; efforts culminated in 520 patients receiving therapy.
2022 Bonus Plan Payouts
The actual cash incentive awards earned by our NEOs for 2022 based on the performance results described above are set forth below.
Name	Cash Target Bonus Opportunity ($)	Corporate Performance Achievement	Corporate Performance Weight	Functional Performance Achievement	Functional Performance Weight	Actual Cash Incentive Payout (% of Target)	Actual Cash Incentive Payout ($)
Nikhil Lalwani	$742,630	75%	100%	—	—	75%	$556,973
Stephen P. Carey	$305,910	75%	70%	75%	30%	75%	$229,432
James G. Marken	$229,175	75%	70%	125%	30%	90%	$206,258
Ori Gutwerg	$216,300	75%	70%	125%	30%	90%	$194,670
Christopher K. Mutz	$206,000	75%	70%	58%	30%	70%	$144,200
Long-Term Incentive Program
2022 Equity Awards
In furtherance of our pay for performance philosophy and culture, we grant equity awards to our NEOs on an annual basis. As part of the annual review cycle, our Compensation Committee approved a grant of restricted stock that vests annually over four years, subject to continued employment.
Factors used to determine the size of these awards included with no particular weighting: (i) the responsibilities, past performance, and anticipated future contributions of the NEO; (ii) the competitiveness of the NEO’s overall compensation package with reference to peer group practices; (iii) the NEO’s existing equity holdings; (iv) the extent to which these holdings are vested; (v) the recommendations of our CEO (other than with respect to his own grant); and (vi) our “burn rate” relative to our industry burn rate guidelines, per certain stockholder and proxy advisor methodology
The following table summarizes the number of shares and value of the restricted stock awards granted to the NEOs in 2022:
Name	Shares (#)	Fair Market Value at Grant ($)
Nikhil Lalwani	133,407	$3,806,102
Stephen P. Carey	45,166	$1,288,585
James G. Marken	26,578	$758,269
Ori Gutwerg	25,904	$739,041
Christopher K. Mutz	25,904	$739,041
2023 Equity Awards
For 2023, we included performance metrics in our long-term incentive plan, the Compensation Committee approved target long-term equity incentives using a mix of 25% performance-based restricted stock units (“PSUs”) and 75% time-based restricted stock awards (“RSA”) for all of the NEOs. RSAs vest annually over 4 years.

50% of the PSUs are based on performance against our three-year Adjusted EBITDA Year-on-Year Growth Rate, and the remaining 50% are based on our three-year relative Total Shareholder Return (“TSR”) against the constituents of the S&P 600 Pharmaceuticals, Biotechnology and Life Sciences Index. Performance will be measured from January 1, 2023 to December 31, 2025, and the PSUs will cliff vest following the end of the performance period upon the Compensation Committee’s certification of actual results. The PSUs have a threshold payout of 50% of target and a maximum payout of 200% of target, and the payout for the relative TSR PSUs will be capped at target if our stock price performance is negative over the performance period.
OTHER PRACTICES, POLICIES AND GUIDELINES
Stock Ownership Guidelines
The Board of Directors believes that the Company’s most senior executives (including its NEOs) should hold meaningful equity ownership positions in the Company, in part to align the NEOs’ interests with those of the Company’s stockholders. Under the stock ownership guidelines, each NEO is required to hold shares of the Company’s stock as set forth below:
Title	Multiple of Annual Base Salary
Chief Executive Officer	Four (4) Times
All Other Executive Officers	One (1) Times
Executives have five years from their executive officer designation to comply. Holdings include shares owned directly, full value equity awards which have vested, and shares owned indirectly if the executive officer has an economic interest (including shares held by the executive’s spouse, dependent children and/or certain trusts).
Clawback Policy
The Board adopted a Clawback Policy that allows it to seek recoupment of cash and equity awards in the event of a financial restatement caused by fraud or gross negligence. The policy applies to all executive officers (as defined in Rule 16a-1 under the Exchange Act) and to all equity awards and other incentive compensation, including cash. We expect to update our policy to comply with the final rules and requirements by the SEC and NASDAQ, once effective.
Other Executive Benefits and Perquisites
During 2022, we provided the following benefits to our NEOs on the same basis as our other eligible employees:
•
health insurance;

•
vacation, personal holidays and sick days;

•
short-term and long-term disability insurance; and

•
a 401(k) retirement plan.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
We also provide Company-paid life insurance premiums for those executives that have elected them.
Termination and Change of Control Benefits
Our Compensation Committee believes that reasonable severance payments and benefits are necessary to attract and retain executives and are important in incentivizing them to pursue a change in control transaction if it is in the best interest of our stockholders, even if it creates uncertainty for them. As such, and consistent with peer practices, we have termination and change in control provisions in the employment agreements that we have entered into with each of our NEOs.

Our “double-trigger” provisions in the employment agreements preserve morale and productivity, and encourage executive retention in the event of a change in control. They are also designed to (i) provide reasonable compensation to executive officers who leave our Company under certain circumstances to facilitate their transition to new employment, and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
For information regarding the change in control benefits for our NEOs, please refer to the section of this Proxy Statement titled “Potential Payments Upon Termination or Change of Control.”
Tax Considerations
Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the other “covered employees” as defined in the rule. While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not tax deductible for tax purposes.
Compensation Risk Assessment
The Compensation Committee assessed our compensation philosophy and objectives, and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
The Compensation Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•
A balanced mix of cash and equity, as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards)

•
A mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix

•
Cash and equity incentives solely based on achieving company performance objectives

•
Cash and equity awards subject to our “clawback” right under certain circumstances

•
Caps on annual cash incentive payouts

•
Stock ownership guidelines which align the interests of our executive officers with those of our stockholders

•
General adherence with prevalent low-risk pay practices

Compensation Committee Report
The information contained in the following report of the Company’s Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s annual report on Form 10-K for the year ended December 31, 2022.
Submitted by the Compensation Committee
Robert E. Brown, Jr., Chair
Antonio Pera
Renee P. Tannenbaum
Compensation Committee Interlocks and Insider Participation
In 2022, the members of our Compensation Committee were Robert E. Brown, Jr., Chair, Antonio Pera and Dr. Renee P. Tannenbaum (since September 2022). Patrick D. Walsh also served as a member of the Compensation Committee from January 2022 until September 2022. None of the members of our Compensation Committee in 2022 was at any time during 2022 or at any other time an officer or employee of the Company or any of its subsidiaries (except for Mr. Walsh, who served as our Interim Chief Executive Officer from May 2020 to September 2020), and none had or have any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K. None of the Company’s executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2022.
Summary Compensation Table
The following table sets forth information with respect to the compensation earned or awarded by the Company to its named executive officers (“NEOs”) for each of the last three or fewer fiscal years in which they were a NEO.
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(6)	Total ($)
Nikhil Lalwani President and Chief Executive Officer	2022	736,812	556,973	3,806,102	—	—	12,200	5,112,087
	2021	715,347	1,442,000	4,369,205	—	—	14,508	6,541,060
	2020	199,231	210,000	826,732	2,479,073	—	—	3,715,036
Stephen P. Carey Senior Vice President and Chief Financial Officer	2022	505,859	229,432	1,288,585	—	—	15,708	2,039,584
	2021	491,319	594,000	1,743,585	—	—	21,650	2,850,554
	2020	474,271	388,792	1,877,400	—	—	14,114	2,754,577
James G. Marken Senior Vice President, Operations and Product Development	2022	454,767	206,258	758,269	—	—	12,200	1,431,494
	2021	440,001	255,875	1,025,632	—	—	13,145	1,734,653
	2020	426,267	276,300	1,158,911	—	—	13,057	1,874,535
Ori Gutwerg Senior Vice President, Generics	2022	429,217	194,670	739,041	—	—	—	1,362,929
	2021	355,385	355,359	406,441	402,152	—	—	1,519,337

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(6)	Total ($)
Christopher K. Mutz Head of Rare Disease	2022	408,772	144,200	739,041	—	—	12,200	1,304,213
	2021	338,462	247,482	508,060	502,697	—	9,231	1,605,932

(1)
Messrs. Gutwerg and Mutz commenced employment with us on February 15, 2021.

(2)
This column represents base salary earned and reflects pro-rated base salaries for Messrs. Gutwerg and Mutz from February 15, 2021 through December 31, 2021.

(3)
This column represents the earned cash incentive opportunity paid to each NEO in recognition of performance in the fiscal year provided. The amount for 2021 for Mr. Gutwerg also includes a signing bonus of $134,000 pursuant to his employment agreement.

(4)
Amounts in this column reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 granted during the applicable period, as discussed in Note 11 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2022. The grant date fair value of each award is measured based on the closing price of the Company’s common stock on the date of grant.

(5)
Amounts in this column reflect the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 granted during the applicable period, as discussed in Note 11 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2022. The grant date fair value of the options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant.

(6)
Represents (i) 401(k) matching contributions by the Company, and (ii) for Mr. Carey, Company reimbursement of term life insurance policy pursuant to his employment agreement, in the following amounts for the fiscal years 2022, 2021, and 2020:

Name	Year	401(k) Contribution ($)	Life Insurance Reimbursement ($)
Nikhil Lalwani	2022	12,200	—
	2021	14,508	—
	2020	—	—
Stephen P. Carey	2022	12,200	3,508
	2021	17,072	4,578
	2020	14,114	—
James G. Marken	2022	13,145	—
	2021	13,145	—
	2020	13,057	—
Ori Gutwerg	2022	—	—
	2021	—	—
Christopher K. Mutz	2022	12,200	—
	2021	9,231	—
Grants of Plan-Based Awards
The following table sets forth information regarding each grant of an award made to each NEO for the fiscal year ended December 31, 2022.

Name	Approval Date or Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grand Date Fair Value of Stock and Option Awards ($)
Nikhil Lalwani	04/27/2022	33,352	—	—	1,009,565
	03/24/2022	100,055	—	—	2,796,537
Stephen P. Carey	04/27/2022	11,291	—	—	341,779
	03/24/2022	33,875			946,806
James G. Marken	04/27/2022	6,644	—	—	201,114
	03/24/2022	19,934	—	—	557,155
Ori Gutwerg	04/27/2022	6,476	—	—	196,029
	03/24/2022	19,428	—	—	543,013
Christopher K. Mutz	04/27/2022	6,476	—	—	196,029
	03/24/2022	19,428	—	—	543,013

(1)
The column represents restricted stock awards, which vest in four equal annual installments on the first four anniversaries of their grant dates. For additional detail on the grant date fair value, see footnote 4 to the Summary Compensation Table above.

Option Exercises and Stock Vested Table
The following table sets forth information regarding the vesting of stock awards on an aggregated basis during the fiscal year ended December 31, 2022 for each NEO as provided. None of our NEOs exercised any options during fiscal year 2022.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nikhil Lalwani	41,250	1,190,391
Stephen P. Carey	28,672	812,505
James G. Marken	16,959	480,954
Ori Gutwerg	3,226	129,846
Christopher K. Mutz	4,033	162,328

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding each unexercised stock option or unvested stock award held by our NEOs as of December 31, 2022.
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Nikhil Lalwani	9/8/2020	89,821	89,822(1)	—	29.00	9/7/2030	—	—
	9/8/2020	—	—	—	—	—	14,254(2)	573,438
	3/23/2021	—	—	—	—	—	102,372(2)	4,118,426
	3/24/2022	—	—	—	—	—	100,055(2)	4,025,213
	4/27/2022	—	—	—	—	—	33,352(2)	1,341,751
Stephen P. Carey	5/6/2016	50,000	—	—	46.49	5/5/2026	—	—
	3/31/2017	13,250	—	—	49.51	3/30/2027	—	—
	4/6/2018	9,600	—	—	57.06	4/5/2028	—	—
	3/28/2019	11,298	3,766(3)	—	66.39	3/27/2029	—	—
	3/28/2019	—	—	—	—	—	3,113(2)	125,236
	4/10/2020	—	—	—	—	—	19,844(2)	799,933
	3/23/2021	—	—	—	—	—	40,853(2)	1,643,516
	3/24/2022	—	—	—	—	—	33,875(2)	1,362,791
	4/27/2022	—	—	—	—	—	11,291(2)	454,236
James G. Marken	4/1/2014	1,625	—	—	33.00	3/31/2024	—	—
	4/1/2014	42	—	—	33.00	3/31/2024	—	—
	4/16/2015	3,000	—	—	68.71	4/15/2025	—	—
	4/07/2016	3,750	—	—	40.59	4/6/2026	—	—
	3/31/2017	7,250	—	—	49.51	3/30/2027	—	—
	4/6/2018	5,300	—	—	57.06	4/5/2028	—	—
	3/28/2019	6,213	2,072(3)	—	66.39	3/27/2029	—	—
	3/28/2019	—	—	—	—	—	1,712(2)	68,874
	4/10/2020	—	—	—	—	—	12,274(2)	493,783
	3/23/2021	—	—	—	—	—	24,031(2)	966,767
	3/24/2022	—	—	—	—	—	19,934(2)	801,945
	4/27/2022	—	—	—	—	—	6,644(2)	267,288
Ori Gutwerg	2/15/2021	6,751	20,255(1)	—	31.49	2/14/2031	—	—
	2/15/2021	—	—	—	—	—	9,681(2)	389,467
	3/24/2022	—	—	—	—	—	19,428(2)	781,588
	4/27/2022	—	—	—	—	—	6,476(2)	260,529
Christopher K. Mutz	2/15/2021	8,439	25,319(1)	—	31.49	2/14/2031	—	—
	2/15/2021	—	—	—	—	—	12,101(2)	486,823
	3/24/2022	—	—	—	—	—	19,428(2)	781,588
	4/27/2022	—	—	—	—	—	6,476(2)	260,529

(1)
Represents inducement stock options that will vest in four equal installments on the first four anniversaries of the grant dates.

(2)
Represent awards of restricted stock that vest in four equal installments on the first four anniversaries of the grant dates. The market value of the restricted stock is calculated by multiplying the number of shares by $40.23, the closing market price of the Company’s common stock on December 30, 2022, the last trading day of 2022.

(3)
Represents stock options, which vest in four equal installments on the first four anniversaries of the grant date.

Payments upon Termination or Change in Control
Separation Arrangements
All of our NEOs are employed at-will and may be terminated at any time, with or without formal cause. In addition, all of our NEOs, upon the termination of their employment for any reason other than termination by us for “good cause” (as defined in the respective employment agreements), will be entitled to receive the incentive bonus otherwise earned based upon actual performance and payable to the NEO for the fiscal year ending immediately prior to the NEO’s termination date.
Nikhil Lalwani
Under Mr. Lalwani’s employment agreement, in the event his employment is terminated by us “without good cause” or by Mr. Lalwani for “good reason” (as such terms are defined in his employment agreement), Mr. Lalwani will be entitled, subject to his execution and non-revocation of a release of claims in our favor, to the following: (i) continued payment of his current annual base salary for 24 months following the termination date, (ii) reimbursement of COBRA premiums for COBRA coverage based on the portion of the monthly premium costs covered by the Company for group coverage in effect as of the termination date, following the termination date until the earlier of (a) 18 months and (b) the date that Mr. Lalwani and his eligible dependents become eligible to participate under another similar plan or are ineligible for COBRA coverage, (iii) if such termination occurs after June 30th in any calendar year, a lump sum cash payment equal to the pro-rated maximum target bonus for the fiscal year during which he is terminated, (iv) a lump sum cash payment equal to his annual maximum bonus amount which will be payable on each of the next two anniversaries of his termination date, and (v) all of his options and any unvested restricted stock will vest with respect to that number of shares that would have vested during the 24 months after his termination had he remained employed by the Company during such period, and his vested options will remain exercisable for up to 18 months following his termination date.
If Mr. Lalwani’s employment is terminated by the Company for any reason other than for “good cause” or if he resigns for “good reason” in connection with or within 24 months following a “change in control” (as such terms are defined in his employment agreement), he will be entitled, subject to his execution and non-revocation of a release of claims in our favor, to the following: (i) continued payment of his current annual base salary for 36 months following the later of either his termination date or the date on which the change in control occurs (the “Lalwani CIC Severance Period”), (ii) reimbursement of COBRA premiums for COBRA coverage during the Lalwani CIC Severance Period (or until he and his eligible dependents become eligible to participate in another similar plan or are ineligible for COBRA coverage) based on the portion of the monthly premium costs covered by the Company for group coverage in effect as of his termination date, (iii) a lump sum cash payment equal to the pro-rated portion of the maximum target bonus amount for that year, (iv) lump sum cash payments equal to his maximum target bonus which will be payable on each of the next three anniversaries of the later of his termination date or the date on which the change in control occurs, (v) outplacement services worth in value up to $10,000 and (vi) all of his options to purchase Company common stock and any unvested restricted stock will vest in their entirety and vested options will remain exercisable through their applicable expiration dates.
Mr. Lalwani’s employment agreement also provides that if the compensation and benefits payable to him are subject to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such payments will be reduced to the extent necessary to provide Mr. Lalwani the greatest after-tax benefit.
Stephen P Carey and James G. Marken
Under the employment agreement for each of Messrs. Carey and Marken, if the NEO’s employment is terminated by the Company “without good cause” or by the applicable NEO for “good reason” (as such terms are defined in the applicable employment agreement), subject to the applicable NEO’s execution and non-revocation of a release of claims in our favor, he will be entitled to (i) his base salary for a period of 12 months from the date of his termination, (ii) reimbursement equal to the portion of the monthly health premiums paid by the Company on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the termination date and

(b) the date that the NEO and his eligible dependents become eligible to participate in a similar plan or are ineligible for COBRA coverage, (iii) if the termination occurs after June 30th in any calendar year, a lump sum cash payment equal to the pro-rated maximum target bonus for the fiscal year during which he is terminated, (iv) a lump sum cash payment equal to the NEO’s annual maximum bonus amount, payable on the first payroll date following the first anniversary of his termination date and (v) any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by the NEO that are not fully vested at the time of termination will immediately accelerate and vest in full, and any such options will remain exercisable through their expiration dates.
In addition, the employment agreement for each of Messrs. Carey and Marken provides that if the applicable NEO’s employment is terminated by the Company for any reason other than for “good cause” or if the NEO resigns for “good reason” in connection with or within 24 months following a “change in control” (as such terms are defined in the applicable employment agreement), subject to the respective NEO’s execution and non-revocation of a release of claims in our favor, he will be entitled to receive (i) his base salary for 24 months following the later of either his termination date or the date on which the change in control occurs (the “CIC Severance Period”), (ii) a lump sum cash payment equal to the pro-rated annual maximum bonus for the fiscal year during which he is terminated, (iii) lump sum cash payments equal to the NEO’s maximum annual bonus payable on the first payroll date following each of the next two anniversaries of the later of his termination date and the date on which the change in control occurs, (iv) reimbursement of COBRA premiums for COBRA coverage during the CIC Severance Period (or until the NEO and his eligible dependents become eligible to participate in another similar plan or are ineligible for COBRA coverage) based on the portion of the monthly premium costs covered by the Company for group coverage in effect as of the termination date, (v) any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by the NEO that are not fully vested will immediately accelerate and vest in full, (vi) outplacement services worth in value up to $10,000, and (vii) tax gross up payments in the event any payments are subject to the excise taxes imposed by Sections 280G and 4999 of the Code.
Ori Gutwerg and Christopher K. Mutz
Under the employment agreement for each of Messrs. Gutwerg and Mutz, if the NEO’s employment is terminated by the Company “without good cause” or by the applicable NEO for “good reason” (as such terms are defined in the applicable employment agreement), subject to the applicable NEO’s execution and non-revocation of a release of claims in our favor, he will be entitled to (i) his base salary for a period of 12 months from the date of his termination, (ii) reimbursement equal to the portion of the monthly health premiums paid by the Company on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the termination date and (b) the date that the NEO and his eligible dependents become eligible to participate in a similar plan or are ineligible for COBRA coverage, (iii) if the termination occurs after June 30th in any calendar year, a lump sum cash payment equal to the pro-rated maximum target bonus for the fiscal year during which he is terminated, (iv) a lump sum cash payment equal to the NEO’s annual maximum bonus amount, payable on the first payroll date following the first anniversary of his termination date, and (v) any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by the NEO that are not fully vested at the time of termination will vest with respect to that number of shares that would have vested during the 12 months after his termination had he remained employed by the Company during such period, and any vested options will remain exercisable for up to 18 months following his termination date.
In addition, the employment agreement for each of Messrs. Gutwerg and Mutz provide that if the applicable NEO’s employment is terminated by the Company for any reason other than for “good cause” or if the NEO resigns for “good reason” in connection with or within 24 months following a “change in control” (as such terms are defined in the applicable employment agreement), subject to the applicable NEO’s execution and non-revocation of a release of claims in our favor, he will be entitled to receive (i) his base salary for 24 months following the later of either his termination date or the date on which the change in control occurs (the “CIC Severance Period”), (ii) a lump sum cash payment equal to the pro-rated annual maximum bonus for the fiscal year during which he is terminated, (iii) lump sum cash payments equal to the NEO’s target annual bonus payable on the first payroll date following each of the next two anniversaries of the later of his termination date and the date on which the change in control occurs, (iv) reimbursement of

COBRA premiums for COBRA coverage during the CIC Severance Period (or until the NEO and his eligible dependents become eligible to participate in another similar plan or are ineligible for COBRA coverage) based on the portion of the monthly premium costs covered by the Company for group coverage in effect as of the termination date, (v) any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by the NEO that are not fully vested will immediately accelerate and vest in full and any such options will remain exercisable through their expiration dates, and (vi) outplacement services worth in value up to $10,000.
The employment agreement for each of Messrs. Gutwerg and Mutz also provides that if the compensation and benefits payable to the NEO are subject to Sections 280G and 4999 of the Code, such payments will be reduced to the extent necessary to provide the NEO the greatest after-tax benefit.
Death and Disability
If any our NEOs’ employment is terminated due to their death or disability, pursuant to the terms of their restricted stock award agreements, any shares that were scheduled to vest on the next vesting date following their termination date will immediately vest as of the termination date.
Change in Control
Under the Company’s Amended and Restated 2022 Stock Incentive Plan, as amended (the “Stock Plan”), awards granted under the Stock Plan or subject to the terms of the Stock Plan will vest in full in the event of a “change in control” of the Company (as defined in the Stock Plan), unless the Compensation Committee provides otherwise. In addition, the stock option agreement under the Stock Plan generally provide that upon a change in control, the post-termination exercise period will be extended until the option expires. Mr. Lalwani’s stock option and restricted stock award agreements, however, provide that his stock awards will only vest in connection with a qualifying termination that occurs in connection with a change in control as provided for in his employment agreement and described under “Separation Arrangements — Nikhil Lalwani” above.
Potential Payments Upon Termination or Change in Control
The following table summarizes the approximate value of the potential benefits each of our NEOs would receive in connection with a termination of employment on December 31, 2022, the last business day of our 2022 fiscal year, including the approximate value of the accelerated vesting of the equity awards that each NEO would receive upon (i) a termination by the Company without good cause or resignation for good reason (a “Qualifying Termination”) not in connection with a change in control and (ii) a Qualifying Termination in connection with or within 24 months following a change in control (the “CIC Period”). For clarity, the table below does not include the value attributable to certain awards that may become vested or partially vested outside of a Qualifying Termination. The value of each NEO’s accelerated vesting benefits is based upon the closing price per share of our common stock of $40.23 as of December 30, 2022.
These benefits are in addition to benefits available generally to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and our valuation at that time. There can be no assurance that a termination or change of control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.
Name(5)	Base Salary Continuation(1) ($)	Bonus Payments(2) ($)	Benefits Continuation(4) ($)	Outplacement Services ($)	Equity Awards(3) ($)	Total ($)
Nikhil Lalwani
Qualifying Termination	1,485,260	4,455,780	45,000	—	7,011,213	12,997,253
Qualifying Termination within CIC Period	2,227,890	5,941,040	90,000	10,000	11,067,493	19,336,423

Name(5)	Base Salary Continuation(1) ($)	Bonus Payments(2) ($)	Benefits Continuation(4) ($)	Outplacement Services ($)	Equity Awards(3) ($)	Total ($)
Stephen P. Carey
Qualifying Termination	509,850	1,223,640	30,000	—	6,112,707	7,876,197
Qualifying Termination within CIC Period	1,019,700	1,835,460	60,000	10,000	6,112,707	9,037,867
James G. Marken
Qualifying Termination	458,350	916,700	30,000	—	3,621,303	5,026,353
Qualifying Termination within CIC Period	916,700	1,375,050	60,000	10,000	3,621,303	5,983,053
Ori Gutwerg
Qualifying Termination	432,600	865,200	30,000	—	449,350	1,777,150
Qualifying Termination within CIC Period	865,200	1,297,800	60,000	10,000	1,608,578	3,841,578
Christopher K. Mutz
Qualifying Termination	412,000	824,000	30,000	—	496,558	1,762,558
Qualifying Termination within CIC Period	824,000	1,236,000	60,000	10,000	1,750,204	3,880,204

(1)
Assumes base salary amount in effect on December 30, 2022, payable over the severance term, 2 years (3 years within CIC period) for Mr. Lalwani and 1 year (2 years within CIC period) for all other NEOs.

(2)
Assumes a full year prorated bonus for 2022, assuming maximum performance at 200% of target level, plus a maximum bonus amount for 2022, at 200% of target level, for each of the years in the applicable severance term, 2 years (3 years within CIC period) for Mr. Lalwani and 1 year (2 years within CIC period) for all other NEOs.

(3)
The value for stock option awards is calculated by multiplying the number of unvested shares that would be subject to accelerated vesting by the difference between the closing price per share of our common stock of $40.23 on December 30, 2022 and the exercise price of the applicable stock option. No value was attributed for underwater stock options. The value for restricted stock is calculated by multiplying the number of unvested shares that would be subject to accelerated vesting by price per share of our common stock of $40.23 on December 30, 2022.

(4)
The benefit continuation amount assumes COBRA premium reimbursement at an estimated cost of $2,500 per month, payable over the applicable severance term for the NEO.

(5)
To the extent the amounts paid to Messrs. Lalwani, Gutwerg and Mutz are subject Sections 280G and 4999 of the Code, the amounts will be reduced as necessary to provide the respective NEO with the greatest after-tax benefit. To the extent amounts paid to Messrs. Carey and Marken are subject to Section 280G and 4999 of the Code, the executives are eligible for a one-time gross up payment on any applicable excise taxes, assuming the highest applicable tax rate.

Indemnification Agreements
The Company has entered into agreements with all of its directors and officers under which the Company is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

CEO Pay Ratio
Under SEC rules, we are required to disclose the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all our other employees. We determined that the 2022 median of the annual total compensation of all our employees who were employed as of December 31, 2022, other than our CEO, Nikhil Lalwani, was $57,385. Mr. Lalwani’s 2022 annual total compensation was $5,112,087 (as reported in our Summary Compensation Table above). Based on the foregoing, our estimate of the ratio of Mr. Lalwani’s annual total compensation to the median annual total compensation of all our other employees was 89.1 to 1.
We determined our 2022 median employee by preparing a ranked list of our total employee population as of December 31, 2022, excluding Mr. Lalwani, consisting of 710 employees located in the United States., Canada and India. To identify the median compensated employee, we used Box 5 W-2 data, or the equivalent for employees located in Canada and India, for all individuals as of December 31, 2022, annualizing such data for those individuals employed less than the full year of 2022. We then calculated the annual compensation of the median employee using the same methodology used to calculate Mr. Lalwani’s compensation for the Summary Compensation Table.
We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, our ratio may not be comparable to the ratios disclosed by other companies based on a number of factors, including differences in employee populations, different geographic distributions of employees, and the nature of the companies’ businesses.
Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance measures for the fiscal years listed below. You should refer to our Compensation Discussion & Analysis (“CD&A”) for a complete description of how executive compensation relates to Company performance measures and how the Compensation Committee makes its decisions related thereto.
Pay Versus Performance Table
The following table provides the information required for our principal executive officer (“PEO”) and non-PEO NEOs for each of the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020 along with the financial information required to be disclosed for each fiscal year:
Year	Summary Compensation Table Total for PEO(1) $	Summary Compensation Table Total for Former PEO(2) $	Summary Compensation Table Total for Interim PEO(3) $	Compensation Actually Paid to PEO(5)(6) $	Compensation Actually Paid to Former PEO(5)(6) $	Compensation Actually Paid to Interim PEO(5)(6) $	Average Summary Compensation Table Total for Non-PEO NEOs(4) $	Average Compensation Actually Paid to Non-PEO NEOs(5)(6) $	Year-end value of $100 invested on December 31, 2019 in:
									ANIP $	Peer Group(7) $	Net Income (in millions) $	Revenue (in millions) $
2022	5,112,087	0	0	4,616,875	0	0	1,535,136	1,413,126	65.23	94.77	(47.9)	316.4
2021	6,541,060	0	0	10,473,388	0	0	1,927,619	2,847,003	74.72	139.98	(42.6)	213.1
2020	3,715,036	857,814	962,213	3,830,533	(2,757,466)	626,418	2,429,358	689,410	47.09	144.89	(22.5)	208.5

(1)
The PEO in each reporting year is our current Chief Executive Officer, Nikhil Lalwani.

(2)
The Former PEO in 2020 is Arthur S. Przybyl. Mr. Przybyl served as Chief Executive Officer through May 10, 2020.

(3)
The Interim PEO in 2020 is Patrick D. Walsh. Mr. Walsh served as Interim Chief Executive Officer from May 11, 2020 until September 8, 2020 when Mr. Lalwani commenced employment as Chief Executive Officer.

(4)
Our Non-PEO NEOs includes the following executives by year:

a.
2022: Stephen P. Carey (Senior Vice President, Finance and Chief Financial Officer), James G. Marken (Senior Vice President, Operations and Product Development), Ori Gutwerg (Senior Vice President, Generics), and Christopher K. Mutz (Head of Rare Disease).

b.
2021: Stephen P. Carey (Senior Vice President, Finance and Chief Financial Officer), James G. Marken (Senior Vice President, Operations and Product Development), Ori Gutwerg (Senior Vice President, Generics), and Christopher K. Mutz (Head of Rare Disease).

c.
2020: Stephen P. Carey (Senior Vice President, Finance and Chief Financial Officer), James G. Marken (Senior Vice President, Operations and Product Development), and Robert W. Schrepfer (Former Senior Vice President, New Business Development and Specialty Sales).

(5)
Subtractions from, and additions to, total compensation in the Summary Compensation Table (“SCT”) by year to calculate CAP include:

	2022		2021		2020
	PEO ($)	Average of Other Non-PEO NEOs ($)	PEO ($)	Average of Other Non-CEO PEOs ($)	PEO ($)	Former PEO ($)	Interim PEO ($)	Average of Other Non-PEO NEOs ($)
Total Compensation from SCT	5,112,087	1,535,136	6,541,060	1,927,619	3,715,036	857,814	962,213	2,429,358
Adjustments:
(Subtraction): SCT Value of Stock and Option Awards	(3,806,102)	(881,234)	(4,369,205)	(1,147,142)	(3,305,805)	0	(679,308)	(1,637,904)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	5,366,964	1,242,624	6,289,690	1,739,550	3,421,302	0	268,765	1,007,514
Addition: Fair value at vest of awards granted and vested during the covered fiscal year	0	0	0	0	0	0	204,450	0
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	(1,067,777)	(232,327)	2,092,579	295,425	0	0	0	(785,995)
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied at the end of or during the covered fiscal year	(988,296)	(251,073)	(80,735)	31,551	0	(3,615,280)	(129,702)	(323,564)
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meeting the applicable vesting conditions during the covered fiscal year	0	0	0	0	0	0	0	0
Total Adjustments for Equity Awards	(495,212)	(122,010)	3,932,328	919,384	115,497	(3,615,280)	(335,795)	(1,739,949)
Compensation Actually Paid (as calculated)	4,616,875	1,413,126	10,473,388	2,847,003	3,830,533	(2,757,466)	626,418	689,410
(6)
The following table illustrates the valuation assumptions as of the vesting date for awards that vested in each of 2022, 2021 and 2020.

	Weighted Average Fair Value
Award Type Vesting	2022	2021	2020
RSAs	$29.45	$31.51	$35.84
	For Stock Options Vesting in
	2022	2021	2020
Expected volatility	55% – 63%	51% – 54%	50% – 53%
Expected dividend yield	0%	0%	0%
Expected term, in years	3.0 – 4.5	3.0 – 4.5	3.0 – 4.5
Risk-free interest rate	1.9% – 3.5%	0.4% – 0.9%	0.2% – 0.4%
The following summarizes the valuation assumptions used for stock options awards included as part of CAP:
a.
Expected life of each stock options is based on the “simplified” method using an average of the remaining vesting period and the remaining term, as of the vesting date or fiscal year end date.

b.
Strike price is based on each grant date closing price and asset price is based on each vesting date closing price or fiscal year end closing price.

c.
Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vesting date or fiscal year end date.

d.
Historical volatility is based on daily price history for each expected life (years) prior to each vesting date or fiscal year end date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.

e.
Represents annual dividend yield on each vesting date or fiscal year end date.

(7)
The Peer Group is the S&P 600 Pharmaceuticals, Biotechnology and Life Sciences Index.

Tabular List of Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our PEO and Non-PEO NEOs in 2022 to our performance were:
•
Revenue; and

•
Adjusted EBITDA.

Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•
the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

•
the Company’s Net Income; and

•
the Company Selected Measure, for which we have selected Revenue.

CAP and Cumulative TSR / Cumulative TSR of the Peer Group
CAP vs. TSR
CAP and Company Net Income
CAP vs. Net Income

CAP and Company Revenue
CAP vs. Revenue

PROPOSAL 3:   ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and corresponding proxy rules under the Exchange Act, the Company is presenting its Stockholders with an advisory (non-binding) vote on the executive compensation programs as described in this Proxy Statement for the Company’s named executive officers (sometimes referred to as “Say on Pay”).
The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers as described in the section entitled “Executive Compensation,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Executive Compensation section starting on page 23 of this Proxy Statement for a discussion about the Company’s executive compensation programs, including information about compensation of the Company’s named executive officers for the fiscal year ended December 31, 2022.
The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, the compensation of the Company’s Board, or the Company’s compensation policies as they may relate to risk management.
The Compensation Committee of the Board oversees and administers the Company’s executive compensation program, including the determination and implementation of the Company’s compensation philosophy, policies, and objectives. The Compensation Committee has designed the executive compensation program to align executive compensation with the achievement of the Company’s business goals and strategies, both short- and long-term. The Compensation Committee also seeks to provide executive compensation at levels that will allow the Company to continue to be able to attract and retain the best possible executive candidates, including those who may be employed at or regularly travel to the Company’s Baudette, Minnesota manufacturing facilities.
The Company believes that the most significant components of its executive compensation program reflect sound governance practices and are consistent with industry standards. The Board believes that executive compensation is appropriately allocated between base salary and short- and long-term equity compensation opportunities so as to encourage strong short- and long-term performance, create clear alignment with stockholders and discourage excessive risk-taking. Accordingly, we are asking Stockholders to vote for the following resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement, including the Compensation, Discussion and Analysis, compensation tables and narrative discussion.”
The vote solicited by this Proposal 3 is advisory, and therefore is not binding on the Company, the Company’s Board or the Company’s Compensation Committee. The outcome of the vote will not require the Company, the Company’s Board or the Company’s Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board.
The Company’s Board and Compensation Committee each values the opinions of the Company’s Stockholders and, to the extent there is any significant advisory vote against the executive compensation as disclosed in this Proxy Statement, the Company will consider its Stockholders’ view and evaluate what actions, if any, may be appropriate.
We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2024 Annual Meeting of Stockholders.
Required Vote; Recommendation of the Board
The affirmative vote of a majority of the votes cast by Stockholders present, in person (virtually) or by proxy, and entitled to vote on this proposal, is required for advisory approval of this Proposal 3.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NON-BINDING RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 4:   APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN
This is a proposal to approve an amendment to the ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan, or Stock Plan, to, increase the shares issuable under the Stock Plan by 750,000 shares and clarify the maximum number of shares of common stock of the Company that may be granted subject to “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended shall include the aggregate number of shares under the Stock Plan, as amended (such amendment, the “2023 Stock Plan Amendment” and the Stock Plan, after giving effect to the 2023 Stock Plan Amendment, the “Amended 2022 Stock Plan”).
If stockholders approve the 2023 Stock Plan Amendment, the 2023 Stock Plan Amendment will become effective upon the date of the 2023 Annual Meeting (i.e., May 23, 2023).
Summary of Material Changes Being Made to the Current Plan
The 2023 Stock Plan Amendment will make the following material changes to the Stock Plan:
Increase in Authorized Shares	Increase the number of shares authorized for issuance under the Stock Plan by 750,000 additional shares
Clarify Maximum Shares Subject To ISOs	Clarify the maximum number of shares of common stock of the Company that may be granted subject to “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code 1986, as amended (the “Code”) shall include the as amended aggregate number of shares.
Hardwired Change in Control Treatment	Hardwired the treatment of equity awards in connection with a change in control to specify that time-based awards fully vest and performance awards will vest based on actual performance.
Purpose of Share Reserve Increase
As of March 31, 2023, a total of 425,081 shares of our common stock remained available for future grants under the Stock Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. We consider the Stock Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the company and our stockholders. Based on our expected future share usage, which we believe will be higher than our historic usage, we estimate that the addition of 750,000 shares will provide us with a sufficient reserve for one to two years of grants of stock awards.
The table below shows the stock awards that were outstanding under the Stock Plan as of March 31, 2023. As of March 31, 2023, the closing sale price of a share of the Company’s common stock on The NASDAQ Global Market was $39.72.
Shares underlying outstanding stock options (#)	Weighted average exercise price per share ($)	Weighted average remaining term	Shares underlying outstanding performance and restricted stock awards	Shares available for future grant
889,168	45.77	5.33	1,568,525	425,081
Burn Rate and Equity Overhang
The Compensation Committee regularly reviews our burn rate and equity overhang activity in order to thoughtfully manage our long-term stockholder dilution. The table below shows our burn rate and equity overhang activity relating to equity grants under the Stock Plan for the last three fiscal years.

Element	2022	2021	2020	Average
Granted	784,395	709,000	536,000	—
Weighted Average Common Shares Outstanding	16,259,786	12,596,000	11,964,000	—
Burn Rate	4.82%	5.63%	4.48%	4.32%
Outstanding	2,048,279	1,695,000	1,288,000	—
Common Shares Outstanding (as of December 31)	17,494,466	16,829,739	12,354,398	—
Overhang	11.71%	10.07%	10.43%	10.74%
The table below shows the number of options and full value awards granted in each of the last three years.
Fiscal Year	Time-Based Option Awards Granted	Time-Based Restricted Stock Awards Granted
2022	35,902	748,493
2021	168,000	541,000
2020	231,000	305,000
Note Regarding Forecasts and Forward-Looking Statements
We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal 4 include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.
Best Practices
We have designed the Amended 2022 Stock Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers, employees and other service providers and stockholders’ interests. These provisions include, but are not limited to, the following:
No Discounted Options or Stock Appreciation Rights.   Stock options and stock appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
No Repricing Without Stockholder Approval.   The Company cannot, without stockholder approval, reduce the exercise price of a stock option or SAR, and at any time when the exercise price of a stock option or SAR is above the market value of the Company’s common stock, the Company cannot, without stockholder approval, cancel and re-grant or exchange such stock option or SAR for cash, other awards or a new stock option or SAR at a lower exercise price.
Minimum Vesting Requirements.   Stock awards granted under the Amended 2022 Stock Plan do not vest prior to the one-year anniversary of the grant date, subject to certain exceptions that are described below.
No Liberal Share Recycling.   Shares retained by or delivered to the Company to pay the exercise price of an award, shares delivered to or withheld by the Company to pay withholding taxes related to an award, unissued shares resulting from the settlement of stock appreciation rights in stock, and shares withheld by the Company to pay the exercise price of any award or satisfy any tax withholding obligation do not become available for issuance as future awards under the Amended 2022 Stock Plan.
Director Limits.   The maximum aggregate grant date value of shares of the Company’s common stock granted to any director in any one calendar year, taken together with any cash fees earned by such director for services rendered during the calendar year, shall not exceed $750,000 in total value (or $1,000,000 in the first calendar year of a director’s initial term).
No Dividends on Unvested Awards.   The Amended 2022 Stock Plan provides that any dividends or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Amended 2022 Stock Plan also prohibits granting dividend equivalents based on the dividends declared on shares of common stock that are subject to an option or SAR and provides that no dividend or dividend equivalents will be paid out with respect to any unvested awards.
No single-trigger acceleration.   Under the Amended 2022 Stock Plan, we do not automatically accelerate vesting of awards in connection with a change in control on the company.
No liberal change in control definition.   The Amended 2022 Stock Plan defines change in control based on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.
No Transferability.   In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.
No Evergreen Provision.   There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended 2022 Stock Plan can be automatically replenished.
No Automatic Grants.   The Amended 2022 Stock Plan does not provide for “reload” or other automatic grants to participants.
No Tax Gross-ups.   The Amended 2022 Stock Plan does not provide for any tax gross-ups.
Board Approval of the 2023 Stock Plan Amendment
On February 28, 2023, our Board approved the 2023 Stock Plan Amendment, subject to approval from our stockholders at the 2023 Annual Meeting. Our named executive officers and directors have an interest in this proposal because they are eligible to receive plan awards.
Summary of the Amended 2022 Stock Plan
The following provides a summary of the material features of the Amended 2022 Stock Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Amended 2022 Stock Plan and is qualified in its entirety by the plan document of the Amended 2022 Stock Plan attached as Appendix A.
Types of Awards Available under the Amended 2022 Stock Plan
We may grant the following types of incentive awards under the Amended 2022 Stock Plan: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock units; (v) performance awards; and (vi) stock bonuses.
Plan Administration
The Amended 2022 Stock Plan will continue to be administered by the Board or by a committee of the Board (the “Administrator”). Any such committee will consist of at least two members of the Board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “independent directors” within the meaning of the Listing Rules of The NASDAQ Stock Market. The Company expects the Compensation Committee of the Board will continue to administer the plan. The Administrator may delegate its duties, power and authority under the plan to any of the Company’s officers to the extent consistent with applicable Delaware corporate law, except with respect to participants subject to Section 16 of the Exchange Act.
The Administrator has the authority to determine all provisions of incentive awards consistent with terms of the Amended 2022 Stock Plan, including the eligible recipients who will be granted one or more incentive awards under the Amended 2022 Stock Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. The Administrator has the authority to pay the economic value of any incentive award in the form of cash, the Company’s common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “repricing” of options, discussed below) so long as the amended or modified terms are permitted under the Amended 2022 Stock Plan and any adversely affected participant has consented to the amendment or modification. The Administrator may not grant incentive awards (other than “exempted awards” as described below) that vest or become exercisable less than twelve months after the grant of such award. For purposes of this minimum vesting requirement, “exempted awards” include incentive awards granted prior to April 10, 2020 and those incentive awards granted on or after April 10, 2020 for up to a maximum 5% of the total number of shares of Common Stock available for future grants under the Amended 2022 Stock Plan as of April 10, 2020.
In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin off) or any other similar change in corporate structure or shares; any purchase, acquisition, sale, disposition or write down of a significant amount of assets or a significant business; any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; any uninsured catastrophic losses or extraordinary non-recurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225, Income Statement or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an incentive award, the Administrator (or, if the Company is not the surviving corporation in any such transaction, the Board of the surviving corporation) may, without the consent of any affected participant, amend or modify the vesting criteria of any outstanding incentive award that is based in whole or in part on the financial performance of the Company (or any subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Administrator or the board of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the plan as then in effect. The Administrator, in its sole discretion, may amend the terms of the plan or incentive awards with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or subsidiary’s interests, or to meet objectives of the plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws. This authority does not, however, permit the Administrator to take any action:
•
To reserve shares or grant incentive awards in excess of the limitations provided in the Amended 2022 Stock Plan;

•
To effect any repricing of options, as discussed below;

•
To grant options or stock appreciation rights having an exercise price less than 100 percent of the “fair market value” (as defined below) of one share of the Company’s common stock on the date of grant; or

•
For which stockholder approval would then be required pursuant to Section 422 of Code, the Listing Rules of The NASDAQ Stock Market or other applicable market or exchange.

Except in connection with certain specified changes in the Company’s corporate structure or shares, the Administrator may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” option or stock appreciation right by:
•
Amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;

•
Canceling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price or other incentive awards; or

•
Repurchasing the underwater options and stock appreciation rights and granting new incentive awards under the Amended 2022 Stock Plan.

For purposes of the Amended 2022 Stock Plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of the Company’s common stock is less than the exercise price.
Shares Available for Issuance under the Amended 2022 Stock Plan
The maximum number of shares of the Company’s common stock reserved for issuance under the Amended 2022 Stock Plan will be 4,900,000, plus the number of shares of common stock subject to incentive awards outstanding under any prior restatement of the Amended 2022 Stock Plan, but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. In addition, the number of shares available for issuance under the Amended 2022 Stock Plan is subject to increase to the extent that the Company assumes or replaces any outstanding equity awards issued by the target company in connection with a merger or acquisition transaction. However, any available shares issuable pursuant to assumed or replaced equity awards in connection with a merger or acquisition transaction may only be utilized to the extent permitted under the Listing Rules of The NASDAQ Stock Market and will not be available for reissuance if such assumed or replacement awards are forfeited without the issuance of shares. Subject to adjustment as described below, no more than 4,900,000 shares of the Company’s common stock may be issued or transferred under the Amended 2022 Plan pursuant to incentive stock options. Subject to adjustment as described below, the maximum aggregate grant date fair value (as determined for financial accounting purposes) of shares of common stock granted to any director in any one calendar year, taken together with any cash fees earned by such director for services rendered during the calendar year, shall not exceed $750,000 in total value (or $1,000,000 during the calendar year in which the director’s initial term commences).
Shares of the Company’s common stock that are issued under the Amended 2022 Stock Plan or that potentially are issuable pursuant to outstanding incentive awards reduce the number of shares remaining available. All shares so subtracted from the amount available under the plan with respect to an incentive award that lapses, expires, is forfeited or for any reason is terminated, unexercised or unvested and any shares of the Company’s common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of the Company’s common stock will automatically again become available for issuance under the plan. However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares, as well as shares covered by a stock appreciation right, to the extent exercised, and shares withheld by the Company to satisfy any tax withholding obligations will not again become available for issuance under the plan.
Eligibility to Receive Awards
The Administrator selects the employees, consultants and non-employee directors who will be granted awards under the Amended 2022 Stock Plan. The actual number of employees, consultants and non-employee directors who will receive an award under the Amended 2022 Stock Plan cannot be determined in advance because the Administrator has the discretion to select the participants. As of December 31, 2022, approximately 600 employees and 7 non-employee directors were eligible to participate in the Amended 2022 Stock Plan.
Stock Options
A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the Amended 2022 Stock Plan, the Administrator may grant nonqualified stock options and incentive stock options, subject to the share limitations described above.
Exercise Price of an Option
The exercise price to be paid by a participant at the time an option is exercised may not be less than 100 percent of the fair market value of one share of the Company’s common stock on the date of grant (or

110 percent of the fair market value of one share of the Company’s common stock on the date of grant of an incentive stock option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary). However, in the event options are granted as a result of the Company’s assumption or substitution of options in a merger or acquisition, the exercise price will be the price determined by the Administrator pursuant to the conversion terms applicable to the transaction. At any time while the Company’s common stock is listed on The NASDAQ Global Market, “fair market value” under the plan means the closing sale price of a share at the end of the regular trading session on the date of grant as reported by The NASDAQ Global Market as of the date in question (or, if no shares were traded on such date, the next preceding day on which there was such a trade). As of December 30, 2022 (the last trading day in 2022), the closing sale price of a share of the Company’s common stock on The NASDAQ Global Market was $40.23.
Payment for the Exercise Price of an Option
The total purchase price of the shares to be purchased upon exercise of an option will be paid (i) in cash; (ii) by using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of the Company’s common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; or (iii) by using a cashless exercise procedure pursuant to which the optionee surrenders to the Company shares of the Company’s common stock either underlying the option or that are otherwise held by the optionee. In the case of a “net exercise” of an option, the Company will not require a payment of the exercise price of the option from the participant but will reduce the number of shares of the Company’s common stock issued upon the exercise by the largest number of whole shares having a fair market value that does not exceed the aggregate exercise price for the shares exercised. Any shares of the Company’s common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.
Option Exercises
Options may be exercised in whole or in installments, as determined by the Compensation Committee, and the Compensation Committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the Company for a certain period or that the participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy certain specified performance objectives. An option may not become exercisable, nor remain exercisable after 10 years from its date of grant (five years from its date of grant in the case of an incentive stock option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary).
Stock Appreciation Rights
A stock appreciation right is the right to receive a payment from the Company, in the form of shares of the Company’s common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of the Company’s common stock and a specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the Amended 2022 Stock Plan, as may be determined by the Compensation Committee. The Administrator will have the sole discretion to determine the form in which payment of the economic value of stock appreciation rights will be made to a participant (i.e., cash, the Company’s common stock or any combination thereof) or to consent to or disapprove the election by a participant of the form of such payment.
The exercise price of a stock appreciation right will be determined by the Administrator, in its discretion, at the date of grant but may not be less than 100 percent of the fair market value of one share of the Company’s common stock on the date of grant, except as provided below in connection with certain “tandem” grants (as further defined below). However, in the event that stock appreciation rights are granted as a result of the Company’s assumption or substitution of stock appreciation rights in a merger or acquisition, the exercise price will be the price determined by the Administrator pursuant to the conversion terms applicable to the transaction. A stock appreciation right will become exercisable at such time and in such installments as may be determined by the Administrator in its sole discretion at the time of grant; provided, however, that no stock appreciation right may be exercisable after 10 years from its date of grant.
Stock appreciation rights may be granted alone or in addition to other incentive awards, or in tandem with an option, at the time of grant of the option. A stock appreciation right granted in tandem with an option shall cover the same number of shares of the Company’s common stock as covered by the option (or such lesser number as the Administrator may determine), shall be exercisable at such time or times and only to the extent that the related option is exercisable, have the same term as the option and will have an exercise price equal to the exercise price for the option. Upon the exercise of a stock appreciation right granted in tandem with an option, the option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an option having a related stock appreciation right, the stock appreciation right will be canceled automatically to the extent of the number of shares covered by the option exercise.
Restricted Stock Awards
A restricted stock award is an award of the Company’s common stock that vests at such times and in such installments as may be determined by the Administrator and, until it vests, is subject to restrictions on transferability and/or the possibility of forfeiture. The Administrator may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by the Company for a certain period or that the participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy specified performance objectives. To enforce the restrictions, the Administrator may place a legend on the stock certificates referring to such restrictions and may take other steps to enforce the restrictions.
Additionally, unless the Amended 2022 Stock Plan provides otherwise, a participant will have all voting, liquidation and other rights with respect to shares of the Company’s common stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if the participant were a holder of record of shares of the Company’s unrestricted common stock; provided that no dividends will be paid with respect any unvested restricted stock award.
Stock Unit Award or Restricted Stock Units
A stock unit award or restricted stock unit is a right to receive the fair market value of one or more shares of the Company’s common stock, payable in cash, shares of the Company’s common stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified performance objectives. Stock unit awards or restricted stock units will be subject to such terms and conditions, if any, consistent with the other provisions of the Amended 2022 Stock Plan, as may be determined by the Administrator.
Performance Awards or Units
A participant may be granted one or more performance awards or units under the Amended 2022 Stock Plan, and such performance awards or units will be subject to such terms and conditions, if any, consistent with the other provisions of the Amended 2022 Stock Plan, as may be determined by the Administrator in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.
Stock Bonuses
A participant may be granted one or more stock bonuses under the Amended 2022 Stock Plan, and such stock bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Amended 2022 Stock Plan, as may be determined by the Administrator in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.
Dividend Equivalents
The Administrator may pay dividends or dividend equivalents based on the dividends declared on shares of the Company’s common stock with respect to the shares underlying an incentive award, as determined by the Administrator; provided, however, no dividend equivalents may be granted with respect to shares of the Company’s common stock underlying options or stock appreciation rights or with respect to any unvested incentive awards.
Consequences of Changes in our Capital Structure
In the event that the Compensation Committee, in its role as the administrator of the Amended 2022 Stock Plan, determines that any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar corporate transaction or change in the corporate structure or shares of the Company affects the common stock such that any adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided or made available under the Amended 2022 Stock Plan, then the Administrator may adjust:
•
The number and kind of securities or other property that may be issued with respect incentive awards;

•
The number and kind of securities or property subject to outstanding incentive awards; and

•
The exercise price of outstanding options and stock appreciation rights.

Under appropriate circumstances, the Administrator may provide for the cancellation of outstanding incentive awards in exchange for a cash payment.
Consequences of a Merger or Similar Transaction
For incentive awards granted under the plan on or after March 24, 2022 (other than incentive awards granted to non-employee members of the Board, in which case the provisions in the Company’s Director Compensation Policy shall apply), if a Change in Control occurs prior to the date on which an incentive award is vested and prior to the participant’s separation from service, if such incentive award remains outstanding following the Change in Control (whether by substitution with another award or otherwise), and if there is a termination of the participant’s employment or service with the Company and any subsidiary (or any successor) without “Good Cause” or without “Cause,” (as defined in any agreement between the participant and the Company, or if not so defined, without “Cause” as defined in the Plan), or a constructive termination, including a resignation by the participant for “Good Reason” (as may be defined in any agreement between the participant and the Company) at any time within the 24 months following the Change in Control, then the following shall apply:
•
All outstanding options and stock appreciation rights shall become fully vested and exercisable;

•
All incentive awards that are restricted stock awards, stock unit awards, and/or stock bonuses shall become fully vested; and

•
For all incentive awards that are performance awards, the Compensation Committee shall determine the extent to which performance conditions are met considering actual performance, in accordance with the terms of the plan and the applicable award agreement.

In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), each outstanding incentive award (including the portion of the award that is not otherwise exercisable or non-forfeitable) shall automatically lapse without the consent of any participant, unless pursuant to the terms of such Corporate Transaction the outstanding incentive award is required or permitted to remain outstanding or is assumed by the surviving company (or its parent company) or replaced with an equivalent incentive award granted by the surviving company (or its parent company) in substitution for such outstanding incentive award. If an incentive award lapses pursuant to the preceding sentence because it was not assumed or substituted for in connection with the Corporate Transaction, then (i) all the participant’s options and stock appreciation rights shall become immediately vested and exercisable immediately prior to the consummation of the Corporate Transaction; (ii) all time-based vesting requirements on the participant’s restricted stock awards, stock unit awards, and/or stock bonuses shall be deemed to be satisfied in full; and (iv) with respect to each incentive award that is a performance award, the Compensation Committee shall determine the extent to which performance conditions are met considering actual performance, in accordance with the terms of the plan and the applicable award agreement. After giving effect to the vesting acceleration described herein, the Compensation Committee shall either (i) allow all participants to exercise all such options and stock appreciation rights to the extent vested and exercisable as of the consummation of such Corporate Transaction within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding incentive awards that remain unexercised or which are not otherwise vested upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding incentive awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the participant would have received (net of the exercise price) with respect to such vested incentive awards had such options and stock appreciation rights been exercised and such other vested incentive awards settled immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an incentive award lapses upon consummation of a Corporate Transaction and such award is not vested and non-forfeitable or the exercise price with respect to any outstanding option or stock appreciation right exceeds the fair market value of the Company’s common stock immediately prior to the consummation of the Corporation Transaction, such incentive awards shall be cancelled without any payment to the participant.
For purposes of the Amended 2022 Stock Plan, a “Change in Control” of the Company occurs upon:
•
The sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transaction) to a person or entity that is not controlled, directly or indirectly, by the Company;

•
The approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company;

•
Any person becomes, after the effective date of the Amended 2022 Stock Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of: (i) 20 percent or more, but not 50 percent or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the continuity directors; or (ii) 50 percent or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

•
A merger or consolidation to which the Company is a party if the Company’s stockholders immediately prior to effective date of such merger or consolidation do not have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving corporation represent (i) more than 50 percent but less than 80 percent of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (ii) 50 percent or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

•
The continuing directors (as of the effective date of the Amended 2022 Stock Plan) cease for any reason to constitute at least a majority of the Board; or

•
Any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

If an incentive award is subject to Section 409A of the Code, no payment of cash or other property shall be made with respect to such incentive award until the earlier of a change in control within the meaning of Section 409A of the Code or such time as such Incentive Award would have otherwise settled in the absence of a corporate transaction.
Transferability of Awards
In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

However, a participant is entitled to designate a beneficiary to receive an incentive award on such participant’s death, and in the event of such participant’s death, payment of any amounts due under the Amended 2022 Stock Plan, will be made to, and exercise of any options or stock appreciation rights may be made by, such beneficiary. Additionally, upon a participant’s request, the Administrator may permit a participant to transfer all or a portion of a non-statutory option, other than for value, to certain of the participant’s family members or related family trusts, foundations or other entities. Permitted transferees of non-statutory options will remain subject to all the terms and conditions of the incentive award applicable to the participant.
Effect of Termination of Employment or Other Services
If a participant ceases to be employed by, or perform other services for the Company, all incentive awards held by the participant will be treated as set forth below unless provided otherwise in the agreement evidencing the incentive award or modified by the Administrator in its discretion as set forth below. Upon termination due to death, disability or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of one year thereafter (but in no event after the expiration date of any such option or stock appreciation rights), and all options and stock appreciation rights that are not exercisable, all unvested restricted stock awards, all outstanding but unpaid stock unit awards or restricted stock units, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited. Upon termination for a reason, other than death, disability or retirement, which is not also for “cause” (as defined in the Amended 2022 Stock Plan), all outstanding options and stock appreciation rights then held by the participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such option or stock appreciation right). Also, upon such termination all options and stock appreciation rights that are not exercisable, all unvested restricted stock awards, and all outstanding but unpaid stock unit awards or restricted stock units, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited.
If a participant is determined by the Administrator, acting in its sole discretion, to have committed any action that would constitute cause, regardless of whether such action or the Administrator’s determination occurs before or after the termination of the participant’s employment with the Company or any subsidiary, all rights of the participant under the Amended 2022 Stock Plan and any award agreements evidencing an incentive award then held by the participant shall terminate and be forfeited without notice of any kind. Additionally, as applicable, the Company may defer exercise, vesting, or payment of any incentive award for a period of up to 45 days in order for the Administrator to make a determination as to the existence of cause.
The Administrator at any time (including on or after the date of grant or following termination), in connection with a participant’s termination, may cause options or stock appreciation rights held by the participant to terminate, become or continue to become exercisable and/or remain exercisable, and restricted stock awards, stock unit awards or restricted stock units, performance awards or units or stock bonuses then held by the participant to, terminate, vest or become free of restrictions and conditions to payment, as the case may be.
Amendment and Termination
Unless terminated earlier, the Amended 2022 Stock Plan will terminate on June 4, 2030. Incentive awards outstanding at the time the Amended 2022 Stock Plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the Amended 2022 Stock Plan or any portion of the Amended 2022 Stock Plan at any time. In addition to the Administrator’s authority to amend the Amended 2022 Stock Plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the Amended 2022 Stock Plan from time to time in order that incentive awards under the Amended 2022 Stock Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to the Amended 2022 Stock Plan will be effective without stockholder approval, if it is required under Section 422 of the Code or the Listing Rules of The NASDAQ Stock Market, or if the amendment seeks to increase the number of shares reserved for issuance under the Amended 2022 Stock Plan (other than as a result of a permitted adjustment upon certain corporate events, such as stock splits) or to modify the prohibitions on underwater option re-pricing discussed above. Termination, suspension or amendment of the Amended 2022 Stock Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in the Company’s capitalization or a “change in control” of the Company.
Federal Tax Consequences to Participants as a Result of Receiving an Award under the Stock Plan
The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from awards granted under the Amended 2022 Stock Plan based on federal income tax laws in effect on the date of this Proxy Statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended 2022 Stock Plan.
Nonqualified Stock Options
No taxable income generally is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.
Incentive Stock Options
No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax, or AMT, rules apply, in which case AMT taxation will occur in the year of exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the difference between the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long- term or short-term capital gain rates, depending on whether the participant has held the shares for more than one year.
Restricted Stock
A participant will not recognize taxable income upon the grant of restricted stock unless the participant elects to be taxed at that time. Instead, a participant generally will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Restricted Stock Units
A participant generally will not recognize taxable income upon grant of restricted stock units. Instead, the participant generally will recognize ordinary income at the time the restricted stock units are settled equal to the fair market value of the shares on the settlement date less the amount, if any, paid for the shares.

Stock Appreciation Rights
A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the exercised shares on the exercise date and the corresponding exercise price of the stock appreciation right. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.
Dividend Equivalents
A participant generally will recognize ordinary income each time a payment is made or shares are received pursuant to the dividend equivalent equal to the fair market value of the payment made or shares received.
Tax Effects as a Result of Grants of Awards under the Stock Plan
We generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the Amended 2022 Stock Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. Special rules limit the deductibility of compensation paid to our certain executive officers. In addition, Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
Historical Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to stock awards that have been granted (even if not currently outstanding) under the Stock Plan, since it originally became effective through March 31, 2023.
Name and position(1)	Number of shares subject to stock awards(2)
Nikhil Lalwani	425,783
President and Chief Executive Officer
Stephen P. Carey	286,814
Senior Vice President, Finance and Chief Financial Officer
James G. Marken	185,751
Senior Vice President, Operations and Product Development
Ori Gutwerg(3)	61,969
Senior Vice President, Generics
Christopher K. Mutz(3)	65,196
Head of Rare Disease
All current executive officers as a group (7 persons)	1,025,513
All current directors who are not executive officers as a group (7 persons)(4)	286,631
All employees, including all current officers who are not executive officers, as a group	2,258,481

(1)
No awards have been granted under the Stock Plan to any associate of any of our directors (including nominees) or executive officers, and no person, other than Mr. Lalwani, Mr. Carey, Mr. Arthur Przybyl, and Mr. Robert Schrepfer, has received 5% or more of the total awards granted under the Stock Plan since its inception.

(2)
These stock awards consist of stock options, restricted stock awards and performance stock units.

(3)
Messrs. Gutwerg and Mutz commenced employment with us on February 15, 2021.

(4)
All the non-employee directors who are nominees for election as a director are included within this group. The total number of shares subject to stock awards that have been granted to each director on an individual basis are as follows: Patrick D. Walsh: 44,071; Robert E. Brown, Jr.: 63,823; Thomas J. Haughey: 34,885; David B. Nash: 34,885; Antonio R. Pera: 42,786; Jeanne Thoma: 42,786 and Renee P. Tannenbaum: 23,395.

Equity Compensation Plan Information
The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	666,924	51.18	1,231,407(2)
Equity Compensation Plans Not Approved by Security Holders	240,407(3)	29.63
Total	907,331	45.47	1,231,407

(1)
The weighted average exercise price does not take into account the shares issuable upon the vesting of the outstanding restricted stock awards, which have no exercise price.

(2)
Includes 1,074,441 shares available for future issuance under the Stock Plan. Also includes 156,966 shares available for future issuance under the Company’s 2016 Employee Stock Purchase Plan.

(3)
Consists of shares underlying stock options granted outside of our Stock Plan pursuant to inducement awards to Mr. Lalwani on September 8, 2020 and to each of Messrs. Gutwerg and Mutz on February 15, 2021. These awards will vest in four equal installments on the first four anniversaries of their respective grant dates.

Considerations of the Board
We believe that the Amended 2022 Stock Plan and the approval of the 2023 Stock Plan Amendment are essential to our continued success. Our employees and consultants are our most valuable asset. Equity awards such as those provided under the Amended 2022 Stock Plan will substantially assist us in continuing to attract and retain employees, consultants and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees and consultants to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees, consultants and non-employee directors. The increase in the reserve of common stock available under the 2023 Stock Plan Amendment will enable us to continue to grant such awards to executives, other eligible employees, our consultants and non-employee directors. If our stockholders do not approve this Proposal 4, the 2023 Stock Plan Amendment, the share increase and the clarification to the number of shares that may be granted as incentive stock options, as described above, will not become effective.
Vote Required
To approve this proposal, a majority of voting power entitled to vote thereon, present virtually or represented by proxy, at the Annual Meeting of Stockholders must vote “FOR” this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2023 STOCK PLAN AMENDMENT.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our Common Stock and Class C Special Stock as of March 15, 2023 with respect to:
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each of our directors and NEOs;

•
all directors and executive officers as a group; and

•
each person who is known to own beneficially more than 5% of our Common Stock or Class C Special Stock.

In accordance with SEC rules, each listed person’s beneficial ownership includes:
•
all shares the Stockholder actually owns beneficially or of record;

•
all shares over which the Stockholder has or shares voting or investment power; and

•
all shares the Stockholder has the right to acquire within 60 days.

Unless otherwise indicated, all shares are or will be owned directly, and the indicated person has or will have sole voting and/or investment power. Unless otherwise indicated, the address of each person listed in the table is do ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.
Beneficial ownership is determined in accordance with the rules of the SEC. The applicable percentage of ownership for each Stockholder is based on 17,985,425 shares of Common Stock and 10,864 shares of Class C Special Stock outstanding as of March 15, 2023.
	Common Stock Beneficially Owned		Class C Special Stock Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent	Number(1)	Percent
5% Stockholders or holders of Class C Special Stock:
Meridian Venture Partners II, L.P.(2)	2,019,259	11.1%	—	—
BlackRock, Inc.(3)	1,983,237	10.9%	—	—
Esjay LLC(4)	1,332,620	7.4%	—	—
Louis W. Sullivan, M.D.(5)	—	—	2,777	25.6%
Hans Michael Jebsen(6)	—	—	2,777	25.6%
Angela Ho(7)	—	—	2,777	25.6%
Marcus Jebsen(8)	—	—	1,388	12.8%
Named Executive Officers and Directors:
Robert E. Brown, Jr.(9)	2,083,082	11.5%	—	—
Thomas Haughey(10)	44,885	*	—	—
David B. Nash, M.D.(11)	36,330	*	—	—
Antonio R. Pera(12)	45,786	*	—	—
Muthusamy Shanmugam(13)	1,373,449	7.6%	—	—
Renee Tannenbaum, Pharm.D.(14)	13,346	*	—	—
Jeanne A. Thoma(15)	45,358	*	—	—
Patrick D. Walsh(16)	68,071	*	—	—
Nikhil Lalwani(17)	453,647	2.5%	—	—
Stephen P. Carey(18)	251,594	1.4%	—	—
Ori Gutwerg(19)	58,147	*	—	—
James G. Marken(20)	155,388	*	—	—
Christopher Mutz(21)	63,468	*	—	—
All executive officers and directors as a group (16 persons)	5,163,175	28.5%	—	—

*
Indicates beneficial ownership of less than 1%.

(1)
Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock and class C special stock subject to options or warrants currently exercisable, or exercisable within 60 days of March 15, 2023, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of common stock and class C special stock indicated. As of March 15, 2023, there were 18,144,180 shares of common stock issued, 17,985,425 shares of common stock outstanding and 10,864 shares of class C special stock issued and outstanding.

(2)
Meridian Venture Partners II, L.P. (“MVP II”) is the record holder of the securities. MVP II G.P., L.P. (“MVP II GP”) is the general partner of MVP II, and Meridian Venture Partners II, Co. (“MVP II Co.”) is the general partner of MVP II GP. MVP Management Company is the management company for MVP II and renders financial and business advisory services to a number of companies in which MVP II has invested. MVP Management Company is described herein solely as a result of its affiliate relationship with MVP II, MVP II GP, MVP II Co. and Robert E. Brown, Jr., a director of the Company, who is the President, sole stockholder and sole director of MVP II Co., the sole stockholder, sole director and President of MVP Management Company, as well as a limited partner of MVP GP and the Managing Partner of MVP II. As such, MVP II GP, MVP II Co. and Mr. Brown may be deemed to share voting and dispositive power with respect to the shares that are held of record by MVP II. An institutional lender under a loan agreement with MVP II has the right to require MVP II to pledge the shares upon the occurrence of certain events. The business address for MVP II is 259 N. Radnor-Chester Road, Suite 130, Radnor, Pennsylvania 19087.

(3)
Based solely on Schedule 13G/A filed by BlackRock, Inc. on January 26, 2023. According to the Schedule 13G/A, the address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(4)
The sole managing member of Esjay LLC is Muthusamy Shanmugam. The address of Esjay LLC is 16732 Strasbourg Lane, Delray Beach, Florida 33446.

(5)
The address of Louis W. Sullivan, M.D. is 5287 North Powers Ferry Road, Atlanta, GA 30327.

(6)
The address of Hans Michael Jebsen is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.

(7)
The address of Angela Ho is 386 Columbus Avenue, Apt. 16B, New York, NY 10024.

(8)
The address of Marcus Jebsen is c/o MF Jebsen International Ltd., Island Place Tower, 29th Floore, 510 King’s Road, North Point, Hong Kong, China.

(9)
These shares include (i) 2,019,259 shares of the Company’s common stock held by MVP II (see footnote 2), (ii) options held by Mr. Brown to purchase 14,802 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and (iii) 10,049 shares of unvested restricted stock. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners” regarding shares pledged by MVP II.

(10)
These shares include options to purchase 4,634 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 10,049 shares of unvested restricted stock.

(11)
These shares include options to purchase 4,634 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 10,049 shares of unvested restricted stock.

(12)
These shares include options to purchase 16,024 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 10,049 shares of unvested restricted stock.

(13)
These shares include 18,460 shares held directly by Mr. Shanmugam, 17,399 Shares of unvested restricted stock and 1,337,620 shares of the Company’s common stock held of record by Esjay LLC of which Mr. Shanmugam is the sole managing member. See footnote (4) above.

(14)
These shares include 13,346 shares of unvested restricted stock.

(15)
These shares include options to purchase 16,024 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 10,049 shares of unvested restricted stock.

(16)
These shares include options to purchase 4,634 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 10,049 shares of unvested restricted stock.

(17)
These shares include options to purchase 89,822 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 312,211 shares of unvested restricted stock.

(18)
These shares include options to purchase 84,148 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 122,041 shares of unvested restricted stock.

(19)
These shares include options to purchase 6,751 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 43,253 shares of unvested restricted stock.

(20)
These shares include options to purchase 27,180 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 70,978 shares of unvested restricted stock.

(21)
These shares include options to purchase 8,439 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 15, 2023 and 44,865 shares of unvested restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In connection with our acquisition of Novitium, we entered into employment agreements with the two executives and founders of Novitium, Muthusamy Shanmugam and Chad Gassert. Both serve as executive officers of the Company and Mr. Shanmugam was also appointed to the board of directors. Mr. Shanmugam holds an interest in Scitus Pharma Services (“Scitus”), which provides clinical research services to Novitium, SS Pharma LLC (“SS Pharma”), which acquires and supplies API to Novitium, Esjay Pharma LLC (“Esjay”), which provides research and development and facilities consulting services, and Nuray Chemical Private Limited (“Nuray”), which manufactures and supplies API to Novitium. Mr. Gassert holds an interest in Scitus. Amounts paid to these entities in the fiscal year ended December 31, 2022 are as follows: Scitus, $ 2,074,773; SS Pharma, $ 3,668,542; Esjay, $ 101,468; and Nuray, $1,110,158.
Policies and Procedures for Related Party Transactions
Our Board has delegated to the Audit and Finance Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit and Finance Committee to take an action with respect to a proposed related party transaction, our Board or another committee of the Company’s Board, may approve or ratify it. No member of the Board or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.
The Company’s policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.
Prior to entering into or amending any related party transaction, the party involved must provide notice to the Company’s finance department of the facts and circumstances of the proposed transaction, including:
•
The related party’s relationship to the Company and his or her interest in the transaction;

•
The material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

•
The purpose and benefits of the proposed related party transaction with respect to the Company;

•
If applicable, the availability of other sources of comparable products or services; and

An assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
If the Company’s finance department determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction is submitted to the Audit and Finance Committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the Audit and Finance Committee will consider, among other things, the following:
•
The purpose of the transaction;

•
The benefits of the transaction to the Company;

•
The impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, stockholder or executive officer;

•
The availability of other sources for comparable products or services;

•
The terms of the transaction; and

•
The terms available to unrelated third parties or to employees generally.

Related party transactions that involve $10,000 or less must be disclosed to the Audit and Finance Committee but are not required to be approved or ratified by the Audit and Finance Committee. We also produce quarterly reports to the Audit and Finance Committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow the Company to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the Audit and Finance Committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under the Company’s policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the Audit and Finance Committee and will not be subject to these procedures.
OTHER MATTERS
As of the date of this Proxy Statement, there are no other matters which our management intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, those who act as proxies will vote in accordance with their judgment.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our named executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2022, our named executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that each of our named executive officers filed Forms 4 on March 28, 2022 for transactions which occurred on March 7, 2022.
ADDITIONAL INFORMATION
Householding
The SEC has adopted rules that permit companies and intermediaries, including brokers, banks and other nominee record holders, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those Stockholders. This process, which is commonly referred to as “householding,” is designed to reduce duplicative mailings and save significant printing and processing costs as well as natural resources.
The Company will deliver promptly to any Stockholder upon written or oral request, a separate copy of this Proxy Statement and annual report to a Stockholder at a shared address to which a single copy of the documents was delivered. A Stockholder who wishes to receive a separate copy of this Proxy Statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 210 Main Street West, Baudette, Minnesota 56623 or calling 1-866-540-7095. Stockholders can also obtain copies of this Proxy Statement and annual report on the Company’s website or on the SEC’s website. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all Stockholders at the shared address in the future.
Annual Report
Stockholders can access electronic copies of the Company’s Annual Report for the year ended December 31, 2022, together with the other proxy materials at www.proxyvote.com. A copy of the Company’s Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website, www.anipharmaceuticals.com, by accessing the SEC’s EDGAR filing database at www.sec.gov, or upon written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 210 Main Street West, Baudette, Minnesota 56623.

Stockholder Proposals
Stockholder proposals submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2024 Annual Meeting must be received by the Company on or before December 13, 2023, unless the date of the annual meeting in 2024 is changed by more than 30 calendar days from May 23, 2024, and must satisfy the requirements of the proxy rules promulgated by the SEC.
Any other Stockholder proposals to be presented at the Company’s next annual meeting of Stockholders must be given in writing to the Company’s Secretary and received at the Company’s principal executive offices not later than February 23, 2024, nor earlier than January 24, 2024; provided, however, that in the event that the annual meeting is not held within 30 calendar days before or after May 23, 2024, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth calendar day following the date on which the first public announcement of the date of the annual meeting was made.
For a proposal to be presented at the annual meeting, the proposal must contain specific information required by the Company’s bylaws, a copy of which may be obtained by accessing the SEC’s EDGAR filing database at www.sec.gov, the Company’s website at www.anipharmaceuticals.com, or by writing to the Company’s Secretary. If a proposal is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws, it will be defective and may not be brought before the meeting. If the proposal nonetheless is brought before the annual meeting and the Chair of the annual meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.
Director Nominations
In accordance with procedures set forth in the Company’s bylaws, Stockholders may propose nominees for election to the Company’s Board only after providing timely written notice to the Company’s Secretary and in accordance with the other procedures and requirements contained in the Company’s bylaws. To be timely, a Stockholder’s notice with respect to our 2024 Annual Meeting must have been delivered to or mailed and received at the Company’s principal executive offices on or before February 23, 2024, but not earlier than January 24, 2024; provided, however, that in the event that the 2024 Annual Meeting is not held within 30 days before or after May 23, 2023, to be timely, notice by the Stockholder must be received not later than the close of business on the 10th day following the date on which the first public announcement of the date of the annual meeting was made. In the case of a special meeting of Stockholders called for the purpose of electing directors, to be timely a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 10th day following the date on which the first public announcement of the date of the special meeting was made. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must comply with the applicable provisions of our bylaws, as well as complying with the additional requirements of SEC Rule 14a-19, including SEC Rule 14a-19(b).
The notice must set forth, among other things set forth in our bylaws:
•
The nominee’s name, age, business address and residence address;

•
The nominee’s principal occupation or employment;

•
The class and number of shares of the Company’s capital stock which are beneficially owned by the nominee, the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such stockholder or any associated person, the number of such shares of stock of the Company held by each such nominee holder, and any pledge with respect to any of such stock; and

•
Any other information concerning the nominee required under the rules of the SEC in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The Nominating and Corporate Governance Committee will consider only those Stockholder recommendations whose submissions comply with these procedural requirements. The Nominating and

Corporate Governance Committee will evaluate candidates recommended by Stockholders in the same manner as those recommended by others.
By Order of the Board of Directors,
Meredith W. Cook
Senior Vice President, General Counsel and Corporate Secretary
April 11, 2023
Baudette, Minnesota

Appendix A

AMENDMENT NO. 2023-1 TO
ANI PHARMACEUTICALS, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN
Effective            , 2023
WHEREAS, ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), maintains the Company’s Amended and Restated 2022 Stock Incentive Plan (the “Plan”) for the benefit of eligible employees of the Company and subsidiaries, non-employee members of the Board, and other service providers who perform services for the Company or its subsidiaries; and
WHEREAS, the Company desires to amend the Plan to increase the total number of shares of common stock of the Company that may be issued or transferred under the Plan, to clarify the maximum number of shares of common stock of the Company that may be granted subject to “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and to limit the Committee’s discretion to determine the treatment of performance-based vesting awards upon a change in control; and
NOW, THEREFORE, in accordance with the foregoing and subject to approval of the Company’s stockholders, the Plan shall be, and hereby is, amended as follows:
1.   Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:
“4.1   Maximum Number of Shares Available; Certain Restrictions on Awards.
(a)   Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of: (x) 4,150,000, plus up to an additional 750,000 subject to approval of the Company’s stockholders at the next annual meeting of the stockholders, which if approved in full will result in a new aggregate share reserve of 4,900,000; (y) the number of shares of Common Stock subject to Incentive Awards granted under any Prior Plan Restatement that remain outstanding as of the Effective Date but only to the extent that such outstanding Incentive Awards are forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock; and (z) the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity.
(b)   The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.
(c)   Subject to adjustment as described below in Section 4.2 and 4.3 below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 4,900,000 shares of Company Stock.
(d)   Subject to adjustment as described below in Section 4.2 and 4.3 below, the maximum aggregate grant date value of shares of Common Stock subject to Incentive Awards granted to any director during any calendar year, taken together with any cash fees earned by such director for services rendered during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Incentive Awards shall be calculated based on the grant date fair value of such Incentive Awards for financial reporting purposes. The limitation described in this paragraph shall be increased to $1,000,000 with respect to Incentive Awards made to a director during the calendar year in which the director’s initial term commences.”
2.   The bullets set forth in Section 14.2 of the Plan are hereby deleted in their entirety and replaced with the following:
“• All outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable;

•
All Incentive Awards that are Restricted Stock Awards, Stock Unit Awards, and/or Stock Bonuses shall become fully vested; and

•
For all Incentive Awards that are Performance Awards, the Committee shall determine the extent to which performance conditions are met based on actual performance achieved, in accordance with the terms of the Plan and the applicable Award Agreement.”

3.   Section 14.3(a)(ii) and (iii) are hereby deleted in their entirety and replaced with the following:
“(ii)   all time-based vesting requirements on Participant’s Incentive Awards that are Restricted Stock Awards, Stock Unit Awards, and/or Stock Bonuses shall be deemed to be satisfied in full; and
(iii)   with respect to each Incentive Award that are Performance Awards, the Committee shall determine the extent to which performance conditions are met based on actual performance achieved, in accordance with the terms of the Plan and the applicable Award Agreement.”
4.   Except as modified herein, all provisions of the Plan shall remain in full force and effect.
Signature Page Follows

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2023-1 to the Company’s Amended and Restated 2022 Stock Incentive Plan as of the date first set forth above.
ANI PHARMACEUTICALS, INC.
By:

Name:
Title:
Signature Page to Amendment No. 2023-1 to 2022 Stock incentive Plan

**SCAN TO**
**VIEW MATERIALS & VOTE**

DETACH AND RETURN THIS PORTION ONLY

**ANI PHARMACEUTICALS, INC.**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Robert E. Brown, Jr. | ☐ | ☐ | ☐ |
| 1b. Thomas Haughey | ☐ | ☐ | ☐ |
| 1c. Nikhil Lalwani | ☐ | ☐ | ☐ |
| 1d. David B. Nash, M.D., M.B.A. | ☐ | ☐ | ☐ |
| 1e. Antonio R. Pera | ☐ | ☐ | ☐ |
| 1f. Renee P. Tannenbaum, Pharm.D. | ☐ | ☐ | ☐ |
| 1g. Muthusamy Shanmugam | ☐ | ☐ | ☐ |
| 1h. Jeanne A. Thoma | ☐ | ☐ | ☐ |
| 1i. Patrick D. Walsh | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TOVIEW MATERIALS & VOTE ANI PHARMACEUTICALS, INC. 210 MAIN STREET WEST BAUDETTE, MN 56623 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ANIP2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V08700-P91486 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a.1b.Robert E. Brown, Jr.Thomas Haughey!!!!!!The Board of Directors recommends you vote "FOR" proposal 2.2.To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accountingFor!Against!Abstain!firm for the year ending December 31, 2023;1c.Nikhil Lalwani!!!The Board of Directors recommends you vote "FOR"proposal 3.1d.David B. Nash, M.D., M.B.A.!!!3.To approve the compensation of the Company's named!!!executive officers, on an advisory basis;1e.Antonio R. Pera!!!The Board of Directors recommends you vote "FOR"proposal 4.1f.Renee P. Tannenbaum, Pharm.D.!!!4.To approve an amendment to the Amended and Restated!!!2022 Stock Incentive Plan.1g.Muthusamy Shanmugam!!!NOTE: To transact such other business that may properlycome before the Annual Meeting (including adjournments or1h.Jeanne A. Thoma!!!postponements).NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED1i.Patrick D. Walsh!!!ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THISPROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SETFORTH IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND INACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERSAS
TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED ATTHE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting: The Notice, Proxy Statement and 2022 Annual Report on Form 10-K of ANI Pharmaceuticals, Inc. are available at www.proxyvote.com.V08701-P91486Proxy CardVirtual Annual Meeting of Stockholdersto be held May 23, 2023, 9:00 AM Eastern Time ANI PHARMACEUTICALS, INC.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned acknowledge(s) receipt of a Notice of the Virtual Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time, on May 23, 2023. The undersigned further hereby appoint(s) Nikhil Lalwani and Stephen P. Carey, or either of them, with power to act as proxy and attorney-in-fact and with full power of substitution and hereby authorize(s) each of them to represent and vote, as provided on the reverse side, all the voting shares of ANI Pharmaceuticals, Inc. that the undersigned is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.Continued and to be signed on reverse side.